Exhibit 4.17

Execution Version
PREFERRED SHARES PURCHASE AGREEMENT
This PREFERRED SHARES PURCHASE AGREEMENT (this “Agreement”) is entered into on April 14, 2023, by and between Pagaya Technologies Ltd., a company organized under the laws of Israel (“Pagaya” or the “Company”), Oak HC/FT Partners V, L.P., Oak HC/FT Partners V-A, L.P. and Oak HC/FT Partners V-B, L.P (together, the “Investor”).
WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and/or the rules and regulations thereunder, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, Series A Preferred Shares of the Company, no par value (the “Series A Preferred Shares”), with the rights and preferences as set forth in that certain Amended and Restated Articles of Association of the Company (the “Articles”) in the form attached hereto as Exhibit A, subject to Shareholder Approval (as defined below);
WHEREAS, the Company will use commercially reasonable efforts to schedule and hold a meeting of shareholders (the “Shareholder Meeting”) as promptly as reasonably practicable following execution of this Agreement to obtain shareholder approval of the Articles (the “Shareholder Approval”) as required by the applicable Israeli law; and
WHEREAS, in connection with the transaction contemplated hereunder, certain of the Company existing shareholders set forth on Schedule D will enter into a Voting Agreement (the “Voting Agreement”) with the Company, and with the Investor as a third-party beneficiary, in the form attached hereto as Exhibit B to, among other things, vote their respective Class A Ordinary Shares of the Company, no par value (the “Class A Ordinary Shares”), and Class B Ordinary Shares of the Company, no par value (the “Class B Ordinary Shares”), in favor of the adoption of the Articles.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Pagaya acknowledges and agrees as follows:
1.Purchase and Sale of Preferred Shares. Subject to the terms and conditions hereof, the Investor hereby irrevocably subscribes for and agrees to purchase from Pagaya, and Pagaya hereby irrevocably agrees to issue and sell to the Investor, on the terms and subject to the conditions provided for herein, a number of Series A Preferred Shares equal to such number of whole Series A Preferred Shares (i.e., excluding any fractional shares) determined by dividing the Purchase Amount by the Original Issue Price (such number of whole Series A Preferred Shares purchased, the “Preferred Shares”). For purposes of this Agreement, (i) the “Purchase Amount” shall mean seventy-five million U.S. Dollars ($75,000,000.00), (ii) the “Original Issue Price” shall mean $1.25, a 25% premium to the Per Share Price, (iii) the “Per Share Price” shall mean $1.00, the Average VWAP of the Class A Ordinary Shares during a ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date hereof, (iv) “Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period, (v) “VWAP” per Class A Ordinary Share on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “PGY <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per Class A Ordinary Share on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by Pagaya for this purpose, and (vi) “Trading Day” shall mean a day during which trading in securities generally occurs on the Nasdaq.
2.Closing. The closing of the sale of the Preferred Shares (the “Closing”) shall be conditioned upon the conditions set forth in Section 3 hereof (the “Closing Date”). Upon delivery of written notice from (or on behalf of) Pagaya to the Investor (the “Closing Notice”) that Pagaya has obtained the Shareholder Approval, and satisfaction of the conditions set forth in Section 3 hereof, the Closing shall occur within two (2) business days after receiving the Closing Notice (or such other date agreed to in writing by Pagaya and the Investor). At the Closing, the Investor shall deliver, by wire
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transfer of U.S. dollars in immediately available funds to the account specified in the Closing Notice, an amount equal to the Purchase Amount to (i) Pagaya and/or (ii) such other account(s) as designated by Pagaya, and Pagaya shall issue the Preferred Shares to the Investor and cause the Preferred Shares to be registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions, as applicable) on Pagaya’s share register. For purposes of this Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or Tel-Aviv, Israel are authorized or required by legal requirements to close. Prior to or at the Closing Date, the Investor shall deliver to Pagaya a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. Pagaya agrees that the Closing Notice delivered in accordance with this Section 2 shall be executed by a duly elected or appointed, qualified and acting officer of Pagaya listed on Schedule C attached hereto, who holds the office set forth opposite the name of such officer as of the date hereof. The signature written opposite the name and title of each officer is the correct and genuine signature of such officer or a true, correct and complete facsimile thereof.
3.Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Preferred Shares pursuant to this Agreement is subject to the satisfaction of the following conditions:
(a)no applicable governmental authority shall have enacted, rendered, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;
(b)the Company shall have obtained the Shareholder Approval and the Articles shall be in full force and effect;
(c)(i) solely with respect to the Investor’s obligation to close, the representations and warranties made by Pagaya, and (ii) solely with respect to Pagaya’s obligation to close, the representations and warranties made by the Investor, in each case, in this Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties that are qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, which representations shall be true and correct in all respects) as of such dates;
(d)solely with respect to Pagaya’s obligation to close, the Investor shall have wired the Purchase Amount in accordance with Section 2 of this Agreement and otherwise performed, satisfied and complied with, in all material respects, all of its covenants, agreements and conditions required by this Agreement that are required to be performed, satisfied and complied with by the Investor on or before the Closing Date;
(e)solely with respect to Pagaya’s obligation to close, the Investor shall have provided to Pagaya the documents set forth on Schedule B hereto;
(f)solely with respect to the Investor’s obligation to close, Pagaya shall have performed, satisfied and complied with, in all material respects, all of its covenants, agreements and conditions required by this Agreement that are required to be performed, satisfied and complied with by Pagaya on or before the Closing Date;
(g)solely with respect to the Investor’s obligations to close, the Class A Ordinary Shares into which the Preferred Shares will be convertible (the “Underlying Shares”) shall have been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”), subject to official notice of issuance, and no suspension of the qualification of the Class A Ordinary Shares for offering or sale or trading on Nasdaq and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred; and
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(h)solely with respect to the Investor’s obligation to close, Pagaya shall have delivered to the Investor a legal opinion from counsel to Pagaya in form and substance reasonably acceptable to the Investor.
4.Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties deem to be reasonably necessary or advisable in order to consummate the sale of the Preferred Shares.
5.Pagaya Representations, Warranties and Acknowledgements. Pagaya represents and warrants to, and agrees with, the Investor that:
(a)Pagaya is a company duly organized and validly existing under the laws of the State of Israel and has all requisite corporate power and authority to carry on its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.
(b)As of the Closing Date, the Preferred Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Articles (as defined below) (as in effect at such time of issuance) or under the applicable laws of Israel or any other similar rights pursuant to any agreement or other instrument to which Pagaya is a party or by which it is otherwise bound.
(c)This Agreement has been duly authorized, executed and delivered by Pagaya and, assuming that it constitutes the valid and binding agreement of the Investor, constitutes the legal, valid and binding obligation of Pagaya enforceable against Pagaya in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.
(d)The issuance and sale by Pagaya of the Preferred Shares and the consummation of the transactions herein will be done in accordance with Nasdaq marketplace rules and will not (i) result in any conflict with or a breach or violation, with or without the passage of time and giving notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) pursuant to the terms of: (1) Pagaya’s Amended and Restated Articles of Association, as currently in effect on the date hereof and as shall be in effect prior to the adoption of the Articles (the “Current Articles”) or the Articles; (2) any judgment, injunction, order, writ, decree or ruling of any Governmental Entity (as defined below) to which Pagaya or any of the Group Companies is subject; (3) any material contract or agreement, lease, license, indenture, mortgage, deed of trust, loan or commitment to which Pagaya is a party or any of the Group Companies or by which it is bound; or (4) any applicable law, judgment, order, rule or regulation; (ii) result in the creation or imposition of any lien, charge or encumbrance upon any assets of Pagaya or any of the Group Companies or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to Pagaya or any of the Group Companies; or (iii) subject to the accuracy and completeness of the representations and warranties of the Investor in Section 6 below, require the consent, approval or authorization of, registration, qualification or filing with, or notice to any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity (“Person”), on the part of Pagaya or any of the Group Companies, which has not heretofore been obtained or will be obtained prior to Closing (if required to be obtained or made prior to Closing); and in each case, that would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term “Governmental Entity” shall mean, with respect to the United States, Israel or any other foreign or supranational entity: (a) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality or tribunal, or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing. As used herein, “Group Companies” shall mean Pagaya and all of its direct and indirect Subsidiaries. As used herein, “Subsidiary” shall mean, with respect to any person, any
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partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total equity securities is at the time owned or controlled, directly or indirectly, by that person or one (1) or more of the other Subsidiaries of that person or a combination thereof; and (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that person or one (1) or more Subsidiaries of that person or a combination thereof.
(e)As of the date of this Agreement, the Company’s authorized share capital is as follows: (1) 8,000,000,000 authorized Class A Ordinary Shares, no par value, of which 529,168,740 are issued and outstanding, and (2) 2,000,000,000 authorized Class B Ordinary Shares, no par value, of which 174,934,392 are issued and outstanding.
(f)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, Pagaya is not required to obtain any consent, approval or waiver, or authorization of, or make perform any registration, qualification or filing with, or give notice to, any Person, which has not heretofore been obtained or will be obtained prior to Closing (if required to be obtained, made, performed or given prior to Closing), other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 11 of this Agreement; or (iv) those required by the Nasdaq, including with respect to obtaining approval of Pagaya’s shareholders.
(g)Pagaya and the Group Companies are in compliance with all laws that are applicable to the conduct of its business as currently conducted, other than where failure to comply with any such law would not be reasonably expected to have a Material Adverse Effect. Pagaya is not in violation of or default under (i) any provisions of the Current Articles, or (ii) to Pagaya’s knowledge, any order, writ, injunction, decree, or judgment of any Governmental Entity, to which it is subject, where such violation or default would be reasonably expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any state of facts, development, change, circumstance, occurrence, event or effect (“Effect”) that, individually or in the aggregate with other Effects, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, or Investor, as applicable; provided, however, in no event will any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) acts of war, sabotage, hostilities, civil unrest, protests, demonstrations, insurrections, riots, hostilities, cyberattacks or terrorism, or any escalation or worsening of the foregoing, or changes in national, regional, state or local political or social conditions in countries in which, or in the proximate geographic region of which, the Company or Investor, as applicable, operates; (ii) earthquakes, hurricanes, tornados, wild fires, or other natural disasters; (iii) epidemics, pandemics, including COVID 19 or other public health emergencies; (iv) changes directly attributable to the execution of this Agreement, the performance of this Agreement (provided, that this clause (iv) shall not apply to any representation or warranty to the extent such representation or warranty expressly addresses the consequences resulting from the execution and delivery of this Agreement, the performance of a Party’s obligations hereunder or the consummation of the transactions contemplated by this Agreement); (v) changes in applicable legal requirements or changes of official guidance or official positions of general applicability, or changes in enforcement policies or official interpretations thereof or decisions of general applicability by any Governmental Entity after the date of this Agreement; (vi) changes in U.S. GAAP (or any official interpretation thereof) after the date of this Agreement; (vii) general economic, regulatory, business or tax conditions, including changes in the credit, debt, capital, currency, securities or financial markets (including changes in interest or exchange rates); (viii) events, changes or conditions generally affecting participants in the industries and markets in which any Group Company or Investor, as applicable, operates; (ix) any failure of the Group Companies, taken as a whole, or Investor, as applicable, to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any Effect underlying such failure (except to the extent otherwise excluded by other clauses in this definition) shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); and (x) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, further, that, in the case of clauses (i), (iii), (v), (vi), (vii) and (viii), such Effects shall be taken into account to the extent (but only to the extent) that such Effects have had or are
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reasonably likely to have a disproportionate impact on the Group Companies, taken as a whole, or Investor, as applicable, as compared to other participants in the industries or markets in which the Group Companies or Investor, as applicable, operate.
(h)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Preferred Shares by Pagaya to the Investor.
(i)Neither Pagaya nor any Person acting on its behalf has offered or sold the Preferred Shares by any form of general solicitation or general advertising in violation of the Securities Act or the applicable securities laws of any other jurisdiction.
(j)There are no securities or instruments issued by Pagaya containing anti-dilution provisions or preemptive rights that will be triggered by the issuance of the Preferred Shares pursuant to this Agreement, that have not been or will not be validly waived on or prior to the Closing Date.
(k)Pagaya has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Preferred Shares.
(l)Pagaya has filed all reports, schedules, forms, statements and other documents required to be filed by Pagaya under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
6.Investor Representations, Warranties and Acknowledgements. The Investor represents and warrants to, and agrees with, Pagaya that:
(a)The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) if an Israeli resident or entity, is an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”) and set forth in Schedule A, and by signing below confirms that it is fully familiar, following advice of its own legal counsel, with the implications of being such an investor who is investing in the Preferred Shares, (iii) is acquiring the Preferred Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Preferred Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is acquiring the Preferred Shares for investment purposes only and is not acquiring the Preferred Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Preferred Shares and the Investor is an “institutional account” as defined by FINRA Rule 4512(c).
(b)The Investor acknowledges and agrees that the Preferred Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Preferred Shares have not been registered under the Securities Act and that Pagaya is not required to register the Preferred Shares except as set forth in Section 7 of this Agreement. The Investor acknowledges and agrees that, unless the Preferred Shares are registered pursuant to an effective registration statement under the Securities Act, the Preferred Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor except (i) to Pagaya or a subsidiary thereof, (ii) to non-U.S. Persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from
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the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Preferred Shares and the Class A Ordinary Shares issued and the Underlying Shares (if any issued upon conversion of the Preferred Shares) shall contain a restrictive legend to the following effect:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
(c)The Investor acknowledges and agrees that the Preferred Shares and the Underlying Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Preferred Shares and the Underlying Shares and may be required to bear the financial risk of an investment in the Preferred Shares for an indefinite period of time. The Investor acknowledges and agrees that the Preferred Shares and the Underlying Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) under the Securities Act will apply to the Preferred Shares and the Underlying Shares. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Preferred Shares and the Underlying Shares.
(d)The Investor acknowledges and agrees that the Investor is purchasing the Preferred Shares from Pagaya. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Pagaya, any of its affiliates or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing or any other Person, expressly or by implication, other than those representations, warranties, covenants and agreements of Pagaya expressly set forth in Section 5 of this Agreement.
(e)The Investor acknowledges and agrees that the Investor has received, reviewed and understood the offering materials made available to it and such information as the Investor deems necessary in order to make an investment decision with respect to the Preferred Shares. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Pagaya’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers from Pagaya directly and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Preferred Shares.
(f)The Investor became aware of this offering of the Preferred Shares solely by means of direct contact between the Investor, on the one hand, and Pagaya or a representative of Pagaya, on the other hand, and the Preferred Shares were offered to the Investor solely by direct contact between the Investor and Pagaya or a representative of Pagaya. The Investor did not become aware of this offering of the Preferred Shares, nor were the Preferred Shares offered to the Investor, by any other means. The Investor acknowledges that the Preferred Shares (i) were not offered to the Investor by any form of general solicitation or general advertising and (ii) are not being offered to the Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any other Person (including Pagaya, any of its affiliates or any control Persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of Pagaya contained in Section 5 of this Agreement, in making its investment or decision to invest in Pagaya.
(g)The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Preferred Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in
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the Preferred Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that Pagaya has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement.
(h)Alone, or together with any professional advisor(s), the Investor represents and acknowledges that the Investor has adequately analyzed and fully considered the risks of an investment in the Preferred Shares and determined that the Preferred Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Pagaya. The Investor acknowledges specifically that a possibility of total loss exists.
(i)The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Preferred Shares or made any findings or determination as to the fairness of this investment.
(j)The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation (to the extent such concept exists in such jurisdiction).
(k)Except as would not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any Governmental Entity, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Agreement is genuine and the signatory has been duly authorized to execute the same, and, assuming that this Agreement constitutes the valid and binding agreement of Pagaya, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) the availability of specific performance, injunctive relief, or other principles of equity, whether considered at law or equity.
(l)Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other Person acting in a similar capacity or carrying out a similar function, is (i) a Person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”); (ii) a Person whose property is blocked pursuant to an Executive Order, including Executive Order 13884; (iii) organized, incorporated, established, located, ordinarily resident, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) directly or indirectly owned 50% or more, or controlled by, or acting on behalf of, one or more Persons described in the foregoing clause (i), (ii) and/or (iii), or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, any individual European Union member state, or the United Kingdom, to the extent
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applicable to it. The Investor further represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Preferred Shares were legally derived.
(m)The Investor has or has commitments to have and, when required to deliver payment to Pagaya pursuant to Section 2 above, will have, sufficient funds to pay the Purchase Amount and consummate the purchase and sale of the Preferred Shares pursuant to this Agreement.
(n)No broker’s or finder’s fees or commissions will be payable by the Investor with respect to the transactions contemplated hereby.
(o)The Investor hereby agrees that, from the date of this Agreement until the Closing Date (or earlier termination of this Agreement), neither the Investor nor any Person acting on behalf of the Investor or pursuant to any understanding with the Investor will engage in any Short Sales (as defined below) with respect to securities of Pagaya. In addition, as of the date of this Agreement, the Investor does not have, and during the thirty (30) day period immediately prior to the date of this Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Short Sale positions with respect to the securities of Pagaya. For purposes of this Section 6(o), “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or short sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 6(o) shall prohibit other entities under common management with the Investor that have no knowledge of this Agreement or of the Investor’s purchase of the Preferred Shares (including the Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Section 6(o) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Preferred Shares covered by this Agreement.
(p)The Investor represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify Pagaya promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 6(p), “Rule 506(d) Related Party” shall mean a Person that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) under the Securities Act.
7.Shareholder Meeting. The Company shall, as promptly as reasonably practicable following, duly take all lawful action to call, give notice of, convene and conduct the Shareholder Meeting in accordance with its governing documents and applicable Israeli law for the purpose of voting upon the Articles.
8.Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (b) if the conditions to Closing set forth in Section 3 of this Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Agreement will not be or are not consummated at the Closing and (c) October 13, 2023 (the “Outside Date”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising
8

from any such willful breach. Upon the termination of this Agreement in accordance with this Section 8, any monies paid by the Investor to Pagaya in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.
9.Miscellaneous.
(a)Without the prior written consent of Pagaya, neither this Agreement nor any rights that may accrue to the Investor hereunder (other than the Preferred Shares acquired hereunder, if any) may be transferred or assigned, other than, upon written notice to Pagaya, to a wholly owned subsidiary of, or a fund or other entity under common control with, the Investor or to any entity, fund or account managed by the same investment manager as the Investor, subject to such transferee or assignee, as applicable, executing a joinder to this Agreement or a separate purchase agreement in the same form as this Agreement; provided that no such assignment shall relieve Investor of its obligations hereunder. Neither this Agreement nor any rights that may accrue to Pagaya hereunder or any of Pagaya’s obligations may be transferred or assigned other than a successor entity.
(b)Pagaya may request from the Investor such additional information as Pagaya may deem reasonably necessary to evaluate the eligibility of the Investor to acquire the Preferred Shares, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures. Pagaya agrees to keep any such information provided by the Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that Pagaya may file a copy of this Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Pagaya.
(c)The Investor acknowledges that Pagaya will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify Pagaya if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate. The Investor acknowledges and agrees that the purchase by the Investor of the Preferred Shares from Pagaya will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.
(d)Pagaya acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of Pagaya contained in this Agreement. Prior to the Closing, Pagaya agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties of Pagaya set forth herein are no longer accurate.
(e)Pagaya and the Investor are each entitled to rely upon this Agreement and each is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity (“Legal Proceeding”) with respect to the matters covered hereby to the extent required by applicable law, regulatory body or stock exchange requirement.
(f)All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each party in this Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.
(g)This Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties
9

and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
(h)For purposes of this Agreement, no course of dealing among any or both of the parties shall operate as a waiver of the rights or remedies hereof.
(i)This Agreement (including the schedules hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. Except as set forth in Section 9(c) and Section 9(d) with respect to the Persons referenced therein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, and their respective successor and assigns. Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, nothing in this Agreement shall affect the rights or obligations of either of the parties hereto or their Affiliates under any written agreement previously entered into between or among the parties hereto and/or their respective Affiliates.
(j)Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(k)In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future legal requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
(l)Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.
(m)The decision of the Investor to purchase the Preferred Shares pursuant to this Agreement has been made by the Investor independently of any other investor and independently of any information, materials, statements opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects Pagaya or any of its subsidiaries which may have been made or given by any other investor or by any agent or employee of any other investor, and neither the Investor nor any of its agents or employees shall have any liability to any other investor relating to or arising from any such information, materials, statements or opinions. No action taken by the Investor or any other investor pursuant hereto or thereto, shall be deemed to constitute the Investor and any other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any other investor are in any way acting in concert or as a “group” (within the meaning of Section 13(d) of the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. The Investor acknowledges that no other investor has acted as agent for the Investor in connection with making its investment hereunder and no other investor will be acting as agent of the Investor in connection with monitoring its investment in the Preferred Shares or enforcing its rights under this Agreement.
(n)This Agreement may be executed in one or more counterparts (including by electronic mail, in .pdf or by DocuSign or similar electronic signature) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so
10

delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(o)The parties hereto agree and acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agree that each party shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce the Investor’s obligations to fund the Purchase Amount, and the Company shall be entitled to specifically enforce the provisions of this Agreement. Each party hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by the other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.
(p)This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof to the extent such principles would result in the laws of another jurisdiction being applicable.
(q)Each party irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement and the consummation of the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party waives, and shall not assert as a defense in any legal dispute, that: (i) such party is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Legal Proceeding may not be brought or is not maintainable in such court; (iii) such party’s property is exempt or immune from execution; (iv) such Legal Proceeding is brought in an inconvenient forum; or (v) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 12. Notwithstanding the foregoing in this Section 9(q), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
(r)TO THE EXTENT NOT PROHIBITED BY ANY APPLICABLE LEGAL REQUIREMENT THAT CANNOT BE WAIVED, EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO
11

THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
10.Non-Reliance and Exculpation. The Investor acknowledges and agrees that: it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, other than the statements, representations and warranties of Pagaya expressly contained in Section 5 of this Agreement, in making its investment or decision to invest in Pagaya.
11.Press Release; Publicity. All press releases, marketing materials or other public communications or disclosures relating to the transactions contemplated hereby between Pagaya and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (a) Pagaya, and (b) to the extent such press release or public communication or disclosure references the Investor or its affiliates or investment advisors by name, the Investor which approval shall not be unreasonably withheld, conditioned or delayed; provided that neither Pagaya nor the Investor shall be required to obtain consent pursuant to this Section 11 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11. The restriction in this Section 11 shall not apply to the extent the public announcement or disclosure is required by applicable securities law, any Governmental Entity or stock exchange rule; provided that in such an event, unless prohibited by law, rule or regulation, the disclosing party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.
12.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) business day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) business day after the date mailed, by registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
If to the Investor, to the address provided on the Investor’s signature page hereto.
If to Pagaya, to:
Pagaya Technologies Ltd.
90 Park Avenue
New York, NY 10016
Attention:    Gal Krubiner
    Richmond Glasgow
Email:    *@pagaya-inv.com
    *@pagaya.com
with copies (which shall not constitute a notice) to:
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention: Natalie Karam, Esq.
John T. McKenna, Esq.
12

Eric C. Jensen, Esq.
Email:     nkaram@cooley.com
     mckenna@cooley.com
ejensen@cooley.com
and
Goldfarb Gross Seligman & Co., Law Offices
Ampa Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel
Attention:    Aaron M. Lampert, Adv.
Email:     aaron.lampert@goldfarb.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.
[SIGNATURE PAGES FOLLOW]
13

IN WITNESS WHEREOF, the Investor has executed or caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: Oak HC/FT Partners V, L.P.		State/Country of Formation or Domicile: ***
By:	Oak HC/FT Associates V, L.P., its general partner
Oak HC/FT GP V, LLC, its general partner
/s/ Patricia Kemp
Name:	Patricia Kemp
Title:	Director

Name in which the Preferred Shares are to be registered (if different):		Date: April 14, 2023

Investor’s EIN: ***

Entity Type (e.g., corporation, partnership, trust, etc.): limited partnership

Business Address-Street: ***		Mailing Address-Street (if different):

City, State, Zip: ***		City, State, Zip:

Attn:	***	Attn:

Telephone No.: ***		Telephone No.:
Facsimile No.:		Facsimile No.:

Number of Series A Preferred Shares Purchased: 40,997,607.00 (68.329343% of the total Series A Preferred Shares to be issued and sold as contemplated in Section 1 of this Agreement) for an aggregate purchase price of $51,247,008.75
You must pay the Purchase Amount by wire transfer of U.S. dollars in immediately available funds to the account specified by Pagaya in the Closing Notice.

[Signature Page to Preferred Shares Purchase Agreement]

Name of Investor: Oak HC/FT Partners V-A, L.P.		State/Country of Formation or Domicile: ***
By:	Oak HC/FT Associates V, L.P., its general partner
Oak HC/FT GP V, LLC, its general partner
/s/ Patricia Kemp
Name:	Patricia Kemp
Title:	Director

Name in which the Preferred Shares are to be registered (if different):		Date: April 14, 2023

Investor’s EIN: ***

Entity Type (e.g., corporation, partnership, trust, etc.): limited partnership

Business Address-Street: ***		Mailing Address-Street (if different):

City, State, Zip: ***		City, State, Zip:

Attn:	***	Attn:

Telephone No.: ***		Telephone No.:
Facsimile No.:		Facsimile No.:

Number of Series A Preferred Shares Purchased: 9,944,808.00 (16.574680% of the total Series A Preferred Shares to be issued and sold as contemplated in Section 1 of this Agreement) for an aggregate purchase price of $12,431,010.00
You must pay the Purchase Amount by wire transfer of U.S. dollars in immediately available funds to the account specified by Pagaya in the Closing Notice.

[Signature Page to Preferred Shares Purchase Agreement]

Name of Investor: Oak HC/FT Partners V-B, L.P.		State/Country of Formation or Domicile: Delaware
By:	Oak HC/FT Associates V, L.P., its general partner
Oak HC/FT GP V, LLC, its general partner
/s/ Patricia Kemp
Name:	Patricia Kemp
Title:	Director

Name in which the Preferred Shares are to be registered (if different):		Date: April 14, 2023

Investor’s EIN: ***

Entity Type (e.g., corporation, partnership, trust, etc.): limited partnership

Business Address-Street: ***		Mailing Address-Street (if different):

City, State, Zip: ***		City, State, Zip:

Attn:	***	Attn:

Telephone No.: ***		Telephone No.:
Facsimile No.:		Facsimile No.:

Number of Series A Preferred Shares Purchased: 9,057,585.00 (15.095976% of the total Series A Preferred Shares to be issued and sold as contemplated in Section 1 of this Agreement) for an aggregate purchase price of $11,321,981.25
You must pay the Purchase Amount by wire transfer of U.S. dollars in immediately available funds to the account specified by Pagaya in the Closing Notice.

[Signature Page to Preferred Shares Purchase Agreement]

IN WITNESS WHEREOF, Pagaya has accepted this Agreement as of the date set forth below.

PAGAYA TECHNOLOGIES LTD.
By:	/s/ Gal Krubiner
	Name:	Gal Krubiner
	Title:	CEO

By:	/s/ Amol Naik
	Name:	Amol Naik
	Title:	COO
Date: April 14, 2023

[Signature Page to Preferred Shares Purchase Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
A.QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
☑    We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).
☐    We are an “institutional account” as defined by FINRA Rule 4512(c).
**OR**
B.INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):
1.☐    We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”
2.☐    We are not a natural person.
3.☐    We are an “institutional account” as defined by FINRA Rule 4512(c).
Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who Pagaya reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐    Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐    Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐    Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐    Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;
☐    Any revocable trust where all of the grantors are “accredited investors”; or
☐    Any entity in which all of the equity owners are “accredited investors”.
[Schedule A to Preferred Shares Purchase Agreement]

**OR**
**AND**
C.QUALIFIED ISRAELI INVESTOR STATUS (for Israeli investors only - please check the applicable box):
1.Are you an investor in one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 (the “Securities Law”), and listed below, such an investor being referred to in this Questionnaire as a “Qualified Israeli Investor”?
☐ Yes    ☐ No
2.Please specify the category listed in the First Addendum to the Israeli Securities Law, to which you belong, by completing below.
The Investor is a “Qualified Israeli Investor” if it is an entity or individual that meets any one of the following categories at the time of the sale of securities to the Investor (Please check the applicable subparagraphs):
☐    A joint investment fund or the manager of such a fund within the meaning of the Joint Investments in Trust Law, 5754-1994;
☐    A provident fund or the manager of such a fund within the meaning of the Control of Financial Services Law (Provident Funds), 5765-2005;
☐    An insurance company as defined in the Supervision of Insurance Business Law, 5741-1981;
☐    A banking corporation or a supporting corporation within the meaning of the Banking (Licensing) Law, 5741-1981, with the exception of a joint services company, purchasing for their own account or for the accounts of clients who are Qualified Israeli Investors or who are otherwise listed in Section 15A(b) of the Securities Law (collectively, “Exempt Investors”);
☐    A licensed portfolio manager within the meaning of the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 5755-1995 (“Investment Advice Law”), purchasing for its own account or for the accounts of clients who are Exempt Investors;
☐    A licensed investment advisor or a licensed investment marketer within the meaning of the Investment Advice Law, purchasing for its own account;
☐    A member of the Tel Aviv Stock Exchange, purchasing for its own account or for the accounts of clients who are Exempt Investors;
☐    An underwriter that satisfies the criteria prescribed in Section 56(c) of the Israeli Securities Law, 5728-1968, purchasing for its own account;
☐    A venture capital fund (defined for this purpose as an entity whose principal activity is investing in entities that are engaged primarily in research and development, or in the manufacture of innovative products and processes, with an unusually high investment risk);
☐    An entity that is wholly owned by Exempt Investors;
[Schedule A to Preferred Shares Purchase Agreement]

☐    An entity, except for an entity that was incorporated for the purpose of investing in securities in a specific offering, whose shareholders equity exceeds NIS 50 million; or
☐    An individual who fulfills at least one of the following criteria (note: you must provide confirmation from your certified public accountant regarding the criterion you satisfy):
(a)the aggregate value of Liquid Assets owned by such investor exceeds NIS 8,095,444;
(b)such investor’s annual income in each of the previous two years exceeds NIS 1,214,317, or the annual income of the Family Unit to which such investor belongs, for the same period, exceeds NIS 1,821,475; or
(c)the total value of such investor’s Liquid Assets exceeds NIS 5,059,652 and such investor’s annual income in each of the previous two years exceeds NIS 607,158, or the annual income of such investor’s Family Unit for the same period exceeds NIS 910,737;
Whereas:
“Liquid Assets” means cash, deposits, Financial Assets (as defined in the Investment Advice Law) and Securities traded in a Stock Exchange (as such terms are defined in the Securities Law).
“Family Unit” means an individual and his or her family members who are living with him or her, or who are financially dependent on each other.
This page should be completed by the Investor
and constitutes a part of the Preferred Shares Purchase Agreement.

[Schedule A to Preferred Shares Purchase Agreement]

SCHEDULE B
INVESTOR DELIVERABLES
1.Organizational documents (charters, articles of incorporation, etc.) of the Investor or the certificate of an authorized officer with material excerpts of same as agreed by the Company.
2.Names of ultimate beneficial owners holding 10% or more of the Investor’s beneficial ownership (“UBOs”), if applicable to the Investor.
3.Passport/national ID of natural person UBOs, if applicable to the Investor.

[Schedule B to Preferred Shares Purchase Agreement]

SCHEDULE C
AUTHORIZED OFFICERS OF PAGAYA

Name	Title	Signature
Gal Krubiner	CEO	/s/ Gal Krubiner
Avital Pardo	CTO	/s/ Avital Pardo
Yahav Yulzari	CRO	/s/ Yahav Yulzari
Michael Kurlander	CFO	/s/ Michael Kurlander
Richmond Glasgow	GC	/s/ Richmond Glasgow
[Schedule C to Preferred Shares Purchase Agreement]

SCHEDULE D
LIST OF VOTING PARTIES
Gal Krubiner
Yahav Yulzari
Avital Pardo

[Schedule D to Preferred Shares Purchase Agreement]

EXHIBIT A
AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF
PAGAYA TECHNOLOGIES LTD.
[Exhibit A to Preferred Shares Purchase Agreement]

THE COMPANIES LAW, 5759-1999
A LIMITED LIABILITY COMPANY
----------------

ARTICLES OF ASSOCIATION
OF
PAGAYA TECHNOLOGIES LTD.

As Adopted on [●], 2023

Preliminary
1.Definitions; Interpretation.
(a)In these Articles, the following terms (whether or not capitalized) shall bear the meanings set forth opposite them, respectively, unless the subject or context requires otherwise.

“Articles”	shall mean these Articles of Association, as amended from time to time.
“as-converted basis”	shall mean the number of Ordinary Shares issued and outstanding as of the time of the applicable calculation, treating for this purpose as outstanding the maximum number of Ordinary Shares that would have been issued if all then issued and outstanding Preferred Shares had been converted into Ordinary Shares in accordance with the terms of these Articles (assuming the satisfaction of any conditions to convertibility).
“Board of Directors”	shall mean the Board of Directors of the Company.
“Chairperson”	shall mean the Chairperson of the Board of Directors, or the Chairperson of the General Meeting, as the context implies.
“Closing Date”	shall mean June 22, 2022.
“Companies Law”	shall mean the Israeli Companies Law, 5759-1999 and the regulations promulgated thereunder. The Companies Law shall include reference to the Companies Ordinance (New Version), 5743-1983, of the State of Israel, to the extent in effect according to the provisions thereof.
“Company”	shall mean Pagaya Technologies Ltd.
“Director(s)”	shall mean the member(s) of the Board of Directors holding office at a given time.

“Economic Competition Law”	shall mean the Israeli Economic Competition Law, 5748-1988 and the regulations promulgated thereunder.
“External Director(s)”	shall have the meaning provided for such term in the Companies Law.
“General Meeting”	shall mean an Annual General Meeting or Special General Meeting of the Shareholders (each as defined in Article 24 of these Articles), as the case may be.
“Liquidation Event”	means a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving the Company upon the consummation of which holders of Shares would be entitled to exchange their Shares for cash, securities or other property.
“NIS”	shall mean New Israeli Shekels.
“Office”	shall mean the registered office of the Company at a given time.
“Office Holder”	shall have the meaning provided for such term in the Companies Law.
“Original Issue Price”	US$1.25. US$1.25 per each Preferred Share, in each case as adjusted for any bonus shares, subdivisions, combinations, splits, recapitalizations and the like with respect to such Preferred Shares or the Ordinary Shares after the effective date hereof.
“Securities Law”	shall mean the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder.
Shareholder(s)”	shall mean the shareholder(s) of the Company, at a given time.

(b)Unless the context shall otherwise require: words in the singular shall also include the plural, and vice versa; any pronoun shall include the corresponding masculine, feminine and neuter forms; the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; the words “herein”, “hereof” and “hereunder” and words of similar import refer to these Articles in their entirety and not to any part hereof; all references herein to Articles or clauses shall be deemed references to Articles or clauses of these Articles; any references to any agreement or other instrument or law, statute or regulation are to it as amended, supplemented or restated, from time to time (and, in the case of any law, to any successor provisions or re-enactment or modification thereof being in force at the time); any reference to “law” shall include any law (‘din’) as defined in the Interpretation Law, 5741-1981 and any applicable supranational, national, federal, state, local, or foreign statute or law and shall be deemed also to refer to all rules and regulations promulgated thereunder; any reference to a “day” or a number of “days” (without any explicit reference otherwise, such as to business days) shall be interpreted as a reference to a calendar day or number of calendar days; any reference to a business day or business days shall mean each calendar day other than Saturday, Sunday, and any calendar day on which commercial banks in New York, New York or Tel Aviv, Israel are authorized or required by applicable law to close; reference to a month or year means according to the Gregorian calendar; any reference to a “person” shall mean any individual, partnership, corporation, limited liability company, association, estate, any political, governmental, regulatory or similar agency or body or other legal entity; and reference to “written” or “in writing” shall include written, printed, photocopied, typed, any electronic communication (including email, facsimile, signed electronically (in Adobe PDF, DocuSign or any other format)) or produced by any visible substitute for writing, or partly one and partly another, and signed shall be construed accordingly.
(c)The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.
(d)The specific provisions of these Articles shall supersede the provisions of the Companies Law to the extent permitted thereunder.
Limited Liability
2.    The Company is a limited liability company and each Shareholder’s liability for the Company’s debts is therefore limited (in addition to any liabilities under any contract) to the payment of the full amount (par value (if any) and premium) such Shareholder was required to pay the Company for such Shareholder’s Shares (as defined below) and which amount has not yet been paid by such Shareholder.
Company’s Objectives
3.Objectives.
The Company’s objectives are to carry on any business, and do any act, which is not prohibited by law.
4.Donations.
The Company may donate a reasonable amount of money (in cash or in kind, including the Company’s securities) to worthy purposes, as the Board of Directors may determine in its discretion, even if such donations are not made on the basis or within the scope of business considerations of the Company.
Share Capital
5.Authorized Share Capital.
The authorized share capital of the Company shall consist of (i) [X] Series A Preferred Shares, without par value (the “Preferred Shares”), (ii) 8,000,000,000 Class A Ordinary Shares, without par value (the “Class A Shares”), and (iii) 2,000,000,000 Class B Ordinary Shares, without par value (the “Class B Shares”, and together with the Class A Shares, the “Ordinary Shares”; the Preferred Shares and the Ordinary Shares are referred to herein as the “Shares”). The rights, powers and preferences of the Preferred Shares, Class A Shares and Class B Shares shall be as set forth in these Articles.
6.Increase of Authorized Share Capital.
(a)The Company may, from time to time, by a Shareholders’ resolution, whether or not all of the Shares then authorized have been issued, and whether or not all of the Shares theretofore issued have been called up for payment, increase its authorized share capital by increasing the number of Shares it is authorized to issue by such amount, and such additional Shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.
(b)Except to the extent otherwise provided in such resolution, any new Shares included in the authorized share capital increase as aforesaid shall be subject to all of the provisions of these Articles that are applicable to Shares that are included in the existing share capital.

7.Special or Class Rights; Modification of Rights.
(a)Subject to Article 8(d) below, the Company may, from time to time, by a Shareholders’ resolution, provide for shares with such preferred or deferred rights or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.
(b)If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series, unless otherwise provided by these Articles, may be modified or cancelled by the Company by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares; provided, however, that (i) any modification to the rights attached to the Preferred Shares shall require approval of a majority of the then issued Preferred Shares represented and voted, in person or by proxy, in a Class Meeting of the then issued Preferred Shares convened for such purpose, (ii) any modification to the rights attached to the Class B Shares shall require approval of Shareholders holding 100% of the then issued Class B Shares, and (iii) as long as any Class B Shares remain outstanding, any modification to (or cancellation of) any rights of the Class A Shares that is not applied in the same manner to the Class B Shares shall require approval of a majority of the Class A Shares represented and voted, in person or by proxy, in a Class Meeting convened for such purpose.
(c)The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to any separate General Meeting of the holders of the shares of a particular class (a “Class Meeting”), it being clarified that the requisite quorum at any such separate Class Meeting shall be two or more Shareholders present in person or by proxy and holding not less than thirty-three and one-third percent (33⅓%) of the issued shares of such class, provided, however, that if such separate Class Meeting was initiated by and convened pursuant to a resolution adopted by the Board of Directors and at the time of such meeting the Company is a “foreign private issuer” under U.S. securities laws, the requisite quorum at any such separate Class Meeting shall be two or more Shareholders present in person or by proxy and holding not less than twenty five percent (25%) of the issued shares of such class; provided, however, that at all times the requisite quorum at any such separate Class Meeting of the Class B Shares shall be Shareholders present in person or by proxy and holding not less than a majority of the issued shares of such class. The above notwithstanding, any Shareholder in default of its payment obligation under Article 14 hereof shall not accounted as a Shareholder for purposes of this Article. The provisions of Article 28(c) shall apply to adjourned Class Meetings, mutatis mutandis.
(d)Unless otherwise provided by these Articles, an increase in the authorized share capital, the creation of a new class or series of shares, an increase in the authorized share capital of a class or series of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 7, to modify or derogate or cancel the rights attached to previously issued shares of such class or series or of any other class or series; provided, however, that the creation of a new class of shares with more than one vote per share shall be considered a modification of the Class B Shares.
8.Rights Attached to Shares.
Issuance
(a)From and after the effective time of these Articles, additional Class B Shares may be issued only to, and registered in the name of, (i) Gal Krubiner, Yahav Yulzari and Avital Pardo (each a “Founder” and, together, the “Founders”) and (ii) any Permitted Class B Owner (as defined below).
Voting Power
(b)Except as otherwise provided in these Articles or otherwise required by applicable law:
(i)each holder of Preferred Shares shall have one (1) vote for each Ordinary Share into which the Preferred Shares held by such holder could be converted (as provided below), as of the applicable record date set for the vote on any matter, whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. The Preferred Shares shall vote together with the Ordinary Shares, as a single class and not as a separate class in all shareholders meetings, except as required by law or by these Articles; and
(ii)each holder of Class A Shares shall be entitled to one (1) vote for each Class A Share held, and each holder of Class B Shares shall be entitled to ten (10) votes for each Class B Share held, in each case, as of the applicable record date set for the vote on any matter, whether the vote thereon is conducted by a show of hands, by written ballot, or by any other means. Notwithstanding anything herein to the contrary, in no event shall the aggregate voting power of a holder of Class B Shares exceed the maximum voting power permitted under applicable law without effecting a tender offer.
Identical Rights
(c)Except as otherwise expressly provided in this Article 8, the Class A Shares and Class B Shares shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including without limitation:
(i)Dividends and Distributions. Preferred Shares, Class A Shares and Class B Shares shall be treated equally and ratably, on a per share basis with respect to any dividend or distribution paid or distributed by the Company, unless different treatment of the shares of each such class is approved in separate Class Meetings of each of such classes, and in which a majority of the shares of each such class present and voting in such meeting affirmatively vote in favor of such treatment, provided, however, that in the event a distribution is paid in the form of shares or rights to acquire shares, the holders of Preferred Shares shall receive Preferred Shares (or rights to acquire such shares, as the case may be), the holders of Class A Shares shall receive Class A Shares (or rights to acquire such shares, as the case may be), and holders of Class B Shares shall receive Class B Shares (or rights to acquire such shares, as the case may be).
(ii)Subdivision and Combination. If the Company effects a split, reverse split, subdivision or combination of the outstanding Preferred Shares, Class A Shares or Class B Shares, the outstanding shares of the other class will be subject to the same split, reverse split, subdivision or combination in the same proportion and manner, unless different treatment is approved in separate Class Meetings of each of the classes, and in which a majority of the shares of each such class present and voting in such meeting affirmatively vote in favor of such treatment.
(iii)Liquidation Event. In the event of a Liquidation Event, the assets or proceeds available for distribution to the Shareholders or the dividends so distributed, as the case may be, shall be distributed as the case may be (the “Distributable Assets”) in the following order and preference:
(1)First, the holders of Preferred Shares then outstanding shall be entitled to receive, from the Distributable Assets, prior and in preference to any distribution in respect of the Ordinary Shares, an amount for each Preferred Share held by them (the “Preference Amount”) equal to the greatest of (i) the sum of the Original Issue Price of such share plus an amount equal to 3.0% of the Original Issue Price for each full semi-annual period for which such Preferred Share has been outstanding (without compounding), (ii) the amount such holder would actually receive for each Preferred Share if such Preferred Share had been converted into Ordinary Shares immediately prior to such Liquidation Event, or (iii) two times the Original Issue Price. For the purpose of clause (ii) above, the computation will assume that (a) all Preferred Shares whose conversion or assumed conversion into Ordinary Shares would result in a greater distribution amount, shall be considered as if they have been so converted (without being required to actually convert), and (b) all other Preferred Shares (i.e. whose conversion or assumed conversion would not have yielded such greater amount) shall be considered as if they received the distribution amount that assumes no such conversion. In the event that the Distributable Assets are insufficient to pay in full the Preference Amount in respect of each Preferred Share then outstanding, then all of such Distributable Assets shall be distributed on a pari passu basis among the holders of the Preferred Shares in proportion to the respective full Preference Amount otherwise payable to such holders at that time under this Article 8(c)(iii)(1).
(2)Second, after payment in full of the Preference Amount in respect of all Preferred Shares then outstanding, in accordance with Article 8(c)(iii)(1), the remaining Distributable Assets, if any, shall be distributed among the holders of Ordinary Shares only (i.e. excluding any Ordinary Shares deemed issued upon the conversion of any Preferred Shares that participated in the distribution pursuant to Article 8(c)(iii)(1)) then outstanding, pro rata, based on the number of Ordinary Shares (on an as-converted basis) held by each such holder. Class A Shares and Class B Shares shall be treated equally, identically and ratably on a per share basis with respect to any consideration into which such Shares are converted or any consideration paid or otherwise distributed to shareholders of the Company in connection with a Liquidation Event, unless different treatment of the shares of each such class is approved in separate Class Meetings of each of such classes, and in which a majority of the shares of each such class present and voting in such meeting affirmatively vote in favor of such treatment
(3)Allocation of Escrow or Contingent Payments. In the event of a Liquidation Event, if any portion of the consideration payable or distributable to the Shareholders is payable only upon satisfaction of contingencies (the “Additional Consideration”), then (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Shareholders in accordance with Articles 8(c)(iii)(1) and 8(c)(iii)(2) above as if the Initial Consideration was the only consideration payable or distributable in connection with such Liquidation Event, and (b) any Additional Consideration which becomes payable or distributable to the Shareholders upon satisfaction of such contingencies shall be allocated among the Shareholders in accordance with Articles 8(c)(iii)(1) and 8(c)(iii)(2) above after taking into account the previous allocation of the Initial Consideration (and the previous allocation of any Additional Consideration, if any) as part of the same transaction. For the purposes of this Article 8(c)(iii)(3), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification, adjustments or expenses in connection with such Liquidation Event shall be deemed to be Additional Consideration.
(4)Multiple Distributions; Reallocation. Any Distributable Assets (including dividends) that become payable to the Shareholders at any time, or from time to time, after previous payment(s) of other

Distributable Assets or any other amounts distributed in accordance with Articles 8(c)(iii)(1) and 8(c)(iii)(2) above, such as pursuant to multiple distributions, payments of Additional Consideration or otherwise (regardless of whether such multiple payments are made pursuant to the same transaction or pursuant to certain unrelated transactions), shall be allocated in such manner that (i) recalculates the allocation of the aggregate Distributable Assets and said amounts distributed in accordance with Articles 8(c)(iii)(1) and 8(c)(iii)(2) above (i.e. such newly payable Distributable Assets (including dividends combined with all Distributable Assets and said amounts distributed in accordance with Article 8(c)(iii)(1) above) previously paid as aforesaid – the “Aggregate Distributable Assets”) in accordance with the provisions of this Article 8(c)(iii), and (ii) allocates such newly payable Distributable Assets (including dividends and other amounts distributed in accordance with Articles 8(c)(iii)(1) and 8(c)(iii)(2) above) after crediting any portions of the Aggregate Distributable Assets previously paid in respect of each Share against the respective portion of the Aggregate Distributable Assets that is deemed payable in respect of such share.
(5)Value. If the Distributable Assets or any dividend or any part thereof consist of any property, rights or securities other than cash, then, for the purpose of these Articles, the value of such property, rights or securities shall be the fair market value thereof as determined in good faith by the Board.

Voluntary Conversion; Mandatory Conversion
(d)
(i)Each one Preferred Share and each one Class B Share shall be convertible into one Class A Share at the option of the holder thereof, at any time, upon written notice to the Company and the Company’s transfer agent.
(ii)At any time on or after the sixth (6th) anniversary of the issuance of the Preferred Shares, if the Preferred Shares have not already been converted under Section 8(d)(iii) below, if and only if so elected by the Company, all Preferred Shares that remain outstanding shall automatically convert, with each Preferred Share then outstanding converting into the following number of Class A Shares, based on the volume weighted average trading price of the Class A Shares for the thirty (30) trading days immediately preceding the date of a written notice to the holders of the Preferred Shares of the Company’s election to so automatically convert all then outstanding Preferred Shares (“30-Day VWAP Average”): (a) if the 30-Day VWAP Average is equal to or greater than two (2) times the Original Issue Price (subject to adjustment only as provided in Article 9), one (1) Class A Share, or (b) if the 30-Day VWAP Average is less than two (2) times the Original Issue Price but greater than 25% of the Original Issue Price (in each case subject to adjustment only as provided in Article 9), a number of Class A Shares equal to (a) two (2) times the Original Issue Price (subject to adjustment only as provided in Article 9) divided by (b) the 30-Day VWAP Average (in each case, without consideration and without need for further action by the Company or the relevant holder of such Preferred Shares). All shareholders of record of Preferred Shares shall be sent written notice of the Company’s election to require conversion of the Preferred Shares and the time of mandatory conversion, on or before the time of the designated mandatory conversion, together with all information necessary to allow the conversion. The conversion contemplated by this section (ii) shall occur on the fifth (5th) trading day after such notice is given.
(iii)If, based on the 30-Day VWAP Average, the value of a Preferred Share, on an as-converted basis, represents a return of the Original Issue Price equal to a minimum multiple of the Original Issue Price (“MOIP”) as specified below, the Company shall have the right, but not the obligation, within five (5) trading days thereafter, to notify the holders of the then outstanding Preferred Shares of the Company’s election to automatically convert without any further action by the holder thereof on the tenth (10th) trading day following the achievement of the MOIP, each Preferred Share then outstanding into one (1) Class A Share.

	Ending Trading Day	MOIP must
Beginning	Prior to:	Meet or Exceed:
Closing	2nd Anniversary of Closing Date	3.50x
2nd Anniversary of Closing Date	3rd Anniversary of Closing Date	3.25x
3rd Anniversary of Closing Date	4th Anniversary of Closing Date	3.00x
4th Anniversary of Closing Date	5th Anniversary of Closing Date	2.75x
Any time beginning on 5th Anniversary		2.50x
(iv)Upon any voluntary notice of optional conversion, each converting Shareholder of record of Preferred Shares in certificated form, and upon receipt of notice of mandatory conversion, each Shareholder of record of Preferred Shares in certificated form, shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company. If so required by the Company, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Shares converted pursuant to this Section 8(d) will terminate at the time of conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence. As soon as practicable after the time of conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Shares, the Company shall (a) issue and deliver to such holder, or to his, her or its nominees, confirmation of the book entry issuance of, or a certificate or certificates for, the number of full Class A Ordinary Shares issuable on such conversion in accordance with the provisions hereof.
(v)The Company shall at all times when the Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued Class A Ordinary Shares, for the purpose of effecting the conversion of the Preferred Shares, such number of its duly authorized Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares and Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares and Class B Ordinary Shares, the Company shall take such corporate action as may be necessary to increase its authorized but unissued Class A Ordinary to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite Shareholder approval of any necessary amendment to these Articles.
Automatic Conversion in Certain Events
(e)All outstanding Class B Shares owned by a Founder and by any Permitted Class B Owners affiliated with such Founder shall automatically convert into an equal number of Class A Shares (without consideration and without need for further action by the Company or the relevant Founder or Permitted Class B Owner) on the date of the earlier to occur of (i), (ii) or (iii) below (the “Trigger Conditions”):
(i)
(1)the earliest to occur of (a) such Founder’s employment or engagement as an officer of the Company being terminated not for Cause (as defined below), (b) such Founder’s resigning as an officer of the Company, (c)

death or Permanent Disability (as defined below) of such Founder; provided, however, that if such Founder or such Permitted Class B Owner validly provides for the transfer of some or all of his, her or its Class B Shares to one or more of the other Founders or Permitted Class B Owners affiliated with the other Founders in the event of death or Permanent Disability then such Class B Shares that are transferred to another Founder or Permitted Class B Owner affiliated with the other Founders shall remain Class B Shares and shall not convert into an equal number of Class A Shares, or (d) the appointment of a receiver, trustee or similar official in bankruptcy or similar proceeding with respect to a Founder or his Class B Shares; AND
(2)such Founder no longer serves as a member of the Board of Directors;
OR
(ii)ninety (90) days following the date on which such Founder first receives notice that his employment as an officer of the Company is terminated for Cause; provided, however, that if, prior to the expiration of such ninety-day period, (a) the Board of Directors repeals its determination that such Founder was terminated for Cause or determines that the Cause had been cured, then the provisions of clause (i) above shall apply, or (b) such Founder commences legal proceedings with the competent judicial forum to determine that such determination by the Board of Directors of termination for Cause was improper or incorrect, then such Founder shall retain its Class B Shares until the earlier of (y) the issuance of a final unappealable judgment confirming the determination of the Board of Directors, or a judgment which execution had not been stayed pending an appeal, and (z) the abandonment of such proceedings or their dismissal or denial by a ruling of the relevant judicial forum on any grounds, substantive or procedural, and regardless of whether or not the Board of Directors’ determination regarding the termination for Cause is confirmed as part of such ruling; provided, that notwithstanding anything to the contrary in this Article 8(e)(ii), in the case of clauses (1) – (3) of Article 8(n)(i) below, the basis for Cause shall be deemed to not be curable, and such redemption shall be effective immediately upon written notice by the Company to such Founder;
OR
(iii)the earlier to occur of (1) such time as the Founders and the Permitted Class B Owners first collectively hold less than 10% of the total issued and outstanding ordinary share capital of the Company, and (2) the fifteenth (15th) anniversary of the Closing Date.
Additionally, Class B Shares shall automatically convert into Class A Shares as described in Article 8(h) below.
Effect of Conversion
(f)In the event of voluntary conversion of Preferred Shares or Class B Shares to Class A Shares pursuant to Article 8(d), or automatic conversion of Class B Shares to Class A Shares pursuant to Article 8(e), all rights of the holder of such Preferred Shares or Class B Shares, as the case may be, shall cease and such holder shall thereafter be treated for all purposes as having become the record holder of such number of Class A Shares into which such Preferred Shares or Class B Shares were convertible. The Class A Shares issuable upon conversion of the Preferred Shares or Class B Shares shall remain restricted shares, and all certificates or book-entries representing such shares shall bear a legend in customary form to that effect. Any proxy issued with respect to Preferred Shares or Class B Shares shall, unless otherwise stated in such proxy, continue to apply with respect to the Class A Shares into which the Preferred Shares or Class B shares, as the case may be, have been converted. Preferred Shares or Class B Shares that are converted into Class A Shares as provided in this Article 8 shall not be reissued, and no further Class B Shares may be issued by the Company following the voluntary or automatic conversion of the last of the outstanding Class B Shares.

Protective Provisions
(g)The Company shall not, without the prior affirmative vote of 100% of the outstanding Class B Shares, voting as a separate class, in addition to any other vote required by applicable law or these Articles:
(i)directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of these Articles inconsistent with, or otherwise alter, any provision of these Articles that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Shares;
(ii)reclassify any outstanding Class A Shares into shares having the right to have more than one (1) vote for each share thereof, except as required by law;
(iii)issue any Class B Shares (other than Class B Shares originally issued by the Company after the Closing Date pursuant to the exercise or conversion of options or warrants that, in each case, are outstanding as of the Closing Date); or
(iv)authorize, or issue any shares of, any class or series of the Company’s share capital having the right to more than one (1) vote for each share thereof.
Transfer
(h)Any Class B Shares that are Transferred (as defined below) to any person or entity other than a Permitted Class B Owner (a “Permitted Transfer”) shall automatically upon such Transfer convert into an equal number of Class A Shares (without consideration and without need for further action by the Company or the relevant Founder or Permitted Class B Owner).
(i)Any purported Transfer of Class B Shares in violation of this Article 8 shall be null and void. If, notwithstanding the limitations set out in this Article 8, a person shall voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (the “Purported Owner”) of Class B Shares in violation of these limitations, then the Purported Owner shall not obtain any rights in and to such Class B Shares and the purported Transfer shall not be recognized by the Company’s transfer agent or recorded on the Company’s register of shareholders.
(j)Upon a determination by the Board of Directors that a person has attempted or is attempting to acquire Class B Shares, or has purportedly Transferred or acquired Class B Shares, in each case in violation of the limitations set out in this Article 8, the Board of Directors may take such action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Company, including to institute proceedings to enjoin any such attempted or purported Transfer or acquisition, or reverse any entries or records reflecting such attempted or purported Transfer or acquisition.
(k)The Board of Directors shall have all powers necessary to implement the limitations set out in this Article 8, including the power to prohibit the Transfer of any Class B Shares in violation thereof.
(l)All certificates or book-entries representing Class B Shares shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK-ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE ARTICLES OF ASSOCIATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY SHAREHOLDER MAKING A REQUEST THEREFOR).
No Other Rights
(m)Except for the special voting rights and protective provisions set forth herein, the Class B Shares shall bestow upon the holder(s) thereof the same rights, preferences and privileges as the Class A Shares, in accordance with Article 8(c) above. Similarly, and except for the automatic conversion provisions and the restrictions on transfer set out in this Article 8, the holders of Class B Shares shall be subject to the same prohibitions, limitations and obligations as those applicable to the holders of the Class A Shares.

Definitions
(n)For purposes of this Article 8:
(i)Termination with Cause. A termination for “Cause” shall occur thirty (30) days after written notice by the Company to a Founder (based upon the unanimous decision of the Board of Directors, other than such Founder) of a termination for Cause if such Founder shall have failed to cure or remedy such matter, if curable, within such thirty (30) day period. In the event that the basis for Cause is not curable, then such thirty (30) day cure period shall not be required, and such termination shall be effective ten (10) days after the date the Company delivers notice of such termination for Cause. “Cause” shall mean the Company’s termination of a Founder’s employment with the Company or any of its subsidiaries as a result of: (1) fraud, embezzlement or any willful act of material dishonesty by such Founder in connection with or relating to such Founder’s employment with the Company or any of its subsidiaries; (2) theft or misappropriation of property, information or other assets by such Founder in connection with such Founder’s employment with the Company or any of its subsidiaries which results in or would reasonably be expected to result in material loss, damage or injury to the Company or its subsidiaries, their goodwill, business or reputation; (3) such Founder’s conviction, guilty plea, no contest plea, or similar plea for any felony or any crime that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation, including any crime involving moral turpitude; (4) such Founder’s use of alcohol or drugs that materially interferes with the ability of such Founder to perform such Founder’s material duties hereunder; (5) such Founder’s material breach of a material Company policy, or material breach of a Company policy that results in or would reasonably be expected to result in material loss, damage or injury to the Company and its subsidiaries, their goodwill, business or reputation, including any breach involving moral turpitude; or (6) such Founder’s material breach of any of his obligations under the employment agreement between such Founder and the Company or any of its subsidiaries, as in effect from time to time (the “Founder Employment Agreement”); provided, that, for clauses (1) - (6) above, the Company delivers written notice to such Founder of the condition giving rise to Cause within ninety (90) days after the later of such condition’s initial occurrence or the date upon which the Company first discovered or should reasonably have discovered such condition.
(ii)“Permanent Disability” shall mean a permanent and total disability such that a Founder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which would reasonably be expected to result in death within twelve (12) months or which has lasted or would reasonably be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner.
(iii)“Permitted Class B Owner” shall mean any person or entity that, through contract, proxy or operation of law, has irrevocably delegated the sole and exclusive right to vote the Class B Shares held by such person or entity to a Founder. A person or entity that is a Permitted Class B Owner shall cease to be a Permitted Class B Owner upon the occurrence of any action, event or other circumstance that (A) allows any person other than a Founder to vote the Class B Shares held by such first person or entity or (B) results in the Founder who holds such voting power becoming unable to exercise such voting power (for example, because of such Founder’s death or disability).
(iv)“Transfer” of a Class B Share shall mean, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition, whether direct or indirect, of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise, and including by issuance or transfer of shares or interests of any Permitted Class B Owner which is a corporate entity), including a transfer of a Class B Share to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise (other than proxy(ies), voting instruction(s) or voting agreement(s) solicited on behalf of the Board of Directors). Notwithstanding the foregoing, the pledge of Class B Shares by a shareholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such shareholder continues to exercise Voting Control over such pledged shares shall not constitute a Transfer within the meaning of this Article 8. A “Transfer” shall also be deemed to have occurred with respect to a Class B Share beneficially held by the transferor, if there occurs any act or circumstance that causes such transfer to not be a permitted hereunder.
(v)“Voting Control” shall mean, with respect to a Class B Share, the exclusive power to vote or direct the voting of such share by proxy, voting agreement or otherwise.
9.Consolidation, Division, Cancellation and Reduction of Share Capital.
(a)The Company may, from time to time, by or pursuant to an authorization of a Shareholders’ resolution, and subject to applicable law:
(i)consolidate all or any part of its issued or unissued authorized share capital;
(ii)divide or sub-divide its shares (issued or unissued) or any of them and the resolution whereby any share is divided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, in contrast to others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company may attach to unissued or new shares;
(iii)cancel any authorized shares which, at the date of the adoption of such resolution, have not been issued to any person nor has the Company made any commitment, including a conditional commitment, to issue such shares, and reduce the amount of its share capital by the amount of the shares so canceled; or
(iv)reduce its share capital in any manner.
(b)With respect to any consolidation of issued shares and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:
(i)determine, as to the holder of shares so consolidated, which issued shares shall be consolidated;
(ii)issue, in contemplation of or subsequent to such consolidation or other action, shares sufficient to preclude or remove fractional share holdings;
(iii)redeem such shares or fractional shares sufficient to preclude or remove fractional share holdings;
(iv)round up, round down or round to the nearest whole number, any fractional shares resulting from the consolidation or from any other action which may result in fractional shares; or
(v)cause the transfer of fractional shares by certain Shareholders to other Shareholders so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this Article 9(b)(v).
(c)If the Company in any manner subdivides, combines or reclassifies the outstanding shares of either class of Ordinary Shares, the outstanding Preferred Shares will be subdivided, combined or reclassified in the same manner. If the Company in any manner subdivides, combines or reclassifies the outstanding shares of one class of Ordinary Shares, the outstanding shares of the other class of Ordinary Shares will be subdivided, combined or reclassified in the same manner; provided, however, that shares of one such class of Ordinary Shares may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent) of the holders of a majority of the outstanding Class A Shares represented in person or by proxy and voted on such matter, and the holders of 100% of the outstanding Class B Shares, each voting separately as a class.
10.Issuance of Share Certificates, Replacement of Lost Certificates.
(a)To the extent that the Board of Directors determines that all shares shall be certificated or, if the Board of Directors does not so determine, to the extent that any Shareholder requests a share certificate or the Company’s transfer agent so requires, share certificates shall be issued under the corporate seal of the Company or its written, typed or stamped name and shall bear the signature of one Director, the Company’s Chief Executive Officer, or any person or persons authorized therefor by the Board of Directors. Signatures may be affixed in any mechanical or electronic form, as the Board of Directors may prescribe.
(b)Subject to the provisions of Article 10(a), each Shareholder shall be entitled to one numbered certificate for all of the shares of any class registered in his, her or its name. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon. The Company (as determined by an officer of the Company to be designated by the Chief Executive Officer) shall not refuse a request by a Shareholder to obtain several certificates in place of one certificate, unless such request is, in the opinion of such officer, unreasonable. Where a Shareholder has sold or transferred a portion of such Shareholder’s shares, such Shareholder shall be entitled to receive a certificate in respect of such Shareholder’s remaining shares, provided that the previous certificate is delivered to the Company before the issuance of a new certificate.
(c)A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.
(d)A share certificate which has been defaced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.
11.Registered Holder.
Except as otherwise provided in these Articles or the Companies Law, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by the Companies Law, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.
12.Issuance and Repurchase of Shares.
(a)The unissued shares from time to time shall be under the control of the Board of Directors (and, to the extent permitted by law, any Committee (as defined below) thereof), which shall have the power to issue or otherwise dispose of shares and of securities convertible or exercisable into or other rights to acquire from the Company to such persons, on such terms and conditions (including, inter alia, price, with or without premium, discount or commission, and terms relating to calls set forth in Article 14(f) hereof), and at such times, as the Board of Directors (or the Committee, as the case may be) deems fit, and the power to give to any person the option to acquire from the Company any shares or securities convertible or exercisable into or other rights to acquire from the Company on such terms and conditions (including, price, with or without premium, discount or commission), during such time as the Board of Directors (or the Committee, as the case may be) deems fit; provided, however, that this Article 12(a) shall not apply to Class B Shares.
(b)Other than with respect to the Class B Shares (unless converted in accordance with Articles 8(d) or (e) above), the Company may at any time and from time to time, subject to the Companies Law, repurchase or finance the purchase of any shares or other securities issued by the Company, in such manner and under such terms as the Board of Directors shall determine, whether from any one or more Shareholders. Such purchase shall not be deemed as payment of dividends and as such, no Shareholder will have the right to require the Company to purchase his or her shares or offer to purchase shares from any other Shareholders.
13.Payment in Installments.
If pursuant to the terms of issuance of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.
14.Calls on Shares.
(a)The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon Shareholders in respect of any sum (including premium) which has not been paid up in respect of Shares held by such Shareholders and which is not, pursuant to the terms of issuance of such Shares or otherwise, payable at a fixed time, and each Shareholder shall pay the amount of every call so made upon him or her (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such times may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the Shares in respect of which such call was made.
(b)Notice of any call for payment by a Shareholder shall be given in writing to such Shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a Shareholder, the Board of Directors may in its discretion, by notice in writing to such Shareholder, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.
(c)If pursuant to the terms of issuance of a Share or otherwise, an amount is made payable at a fixed time, such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 14, and the provision of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount or such installment (and the non-payment thereof).
(d)Joint holders of a Share shall be jointly and severally liable to pay all calls for payment in respect of such Share and all interest payable thereon.
(e)Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.
(f)Upon the issuance of Shares, the Board of Directors may provide for differences among the holders of such Shares as to the amounts and times for payment of calls for payment in respect of such Shares.
15.Prepayment.
With the approval of the Board of Directors, any Shareholder may pay to the Company any amount not yet payable in respect of his, her or its Shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 15 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.
16.Forfeiture and Surrender.
(a)If any Shareholder fails to pay an amount payable by virtue of a call, installment or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the Shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including attorneys’ fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon) constitute a part of, the amount payable to the Company in respect of such call.
(b)Upon the adoption of a resolution as to the forfeiture of a Shareholder’s share, the Board of Directors shall cause notice thereof to be given to such Shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such Shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may cancel such resolution of forfeiture, but no such cancellation shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.
(c)Without derogating from Articles 52 and 56 hereof, whenever Shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.
(d)The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any Share.
(e)Any Share forfeited or surrendered as provided herein, shall become the property of the Company as a dormant share, and the same, subject to the provisions of these Articles, may be sold, re-issued or otherwise disposed of as the Board of Directors deems fit.
(f)Any person whose Shares have been forfeited or surrendered shall cease to be a Shareholder in respect of the forfeited or surrendered Shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such Shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 14(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce or collect the payment of such amounts, or any part thereof, as it shall deem fit. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the person in question (but not yet due) in respect of all Shares owned by such Shareholder, solely or jointly with another.
(g)The Board of Directors may at any time, before any Share so forfeited or surrendered shall have been sold, re-issued or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 16.
17.Lien.
(a)Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the Shares registered in the name of each Shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his or her debts, liabilities and engagements to the Company arising from any amount payable by such Shareholder in respect of any unpaid or partly paid Share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such Share. Unless otherwise provided, the registration by the Company of a transfer of Shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such Shares immediately prior to such transfer.
(b)The Board of Directors may cause the Company to sell a Share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his or her executors or administrators.
(c)The net proceeds of any such sale, after payment of the costs and expenses thereof or ancillary thereto, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such Shareholder in respect of such Share (whether or not the same have matured), and the remaining proceeds (if any) shall be paid to the Shareholder, his or her executors, administrators or assigns.
18.Sale After Forfeiture or Surrender or For Enforcement of Lien.
Upon any sale of a Share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the Share so sold and cause the purchaser’s name to be entered in the Register of Shareholders in respect of such Share. The purchaser shall be registered as the Shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his or her name has been entered in the Register of Shareholders in respect of such Share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

19.Redeemable Shares.
The Company may, subject to applicable law, issue redeemable shares or other securities and redeem the same upon terms and conditions to be set forth in a written agreement between the Company and the holder of such shares or in their terms of issuance.
Transfer of Shares
20.Registration of Transfer.
No transfer of Shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer) has been submitted to the Company (or its transfer agent), together with any share certificate(s) and such other evidence of title as the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer may require. Notwithstanding anything to the contrary herein, Shares registered in the name of The Depository Trust Company or its nominee shall be transferrable in accordance with the policies and procedures of The Depository Trust Company. Until the transferee has been registered in the Register of Shareholders in respect of the Shares so transferred (or, in the case of Shares registered in book-entry form or “street name”, until the transferee has been registered in such form with the applicable brokerage firm or other nominee), the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer, and may approve other methods of recognizing the transfer of Shares in order to facilitate the trading of the Company’s shares on the Nasdaq Stock Market or on any other stock exchange on which the Company’s shares are then listed for trading.
21.Suspension of Registration.
The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Shareholders of registration of transfers of Shares for a period determined by the Board of Directors, and no registrations of transfers of Shares shall be made by the Company during any such period during which the Register of Shareholders is so closed.
Transmission of Shares
22.Decedents’ Shares.
Upon the death of a Shareholder, the Company shall recognize the custodian or administrator of the estate or executor of the will, and in the absence of such, the lawful heirs of the Shareholder, as the only holders of the right for the Shares of the deceased Shareholder, after receipt of evidence to the entitlement thereto, as determined by the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer.
23.Receivers and Liquidators.
(a)The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate Shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a Shareholder or its properties, as being entitled to the Shares registered in the name of such Shareholder, except in the case of Class B Shares, which shall be dealt with in the manner set out in Article 8(e)(i)(1).
(b)Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate Shareholder and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a Shareholder or its properties, upon producing such evidence as the Board of Directors (or an officer of the Company to be designated by the Chief Executive Officer) may deem sufficient as to his or her authority to act in such capacity or under this Article, shall with the consent of the Board of Directors or an officer of the Company to be designated by the Chief Executive Officer (which the Board of Directors or such officer may grant or refuse in its discretion), be registered as a Shareholder in respect of such Shares, or may, subject to the regulations as to transfer herein contained, transfer such Shares, in each case except for the Class B Shares, which shall be dealt with in the manner set out in Article 8(e)(i)(1).

General Meetings
24.General Meetings.
(a)An annual General Meeting (“Annual General Meeting”) shall be held every calendar year at such time and at such place, either within or outside of the State of Israel, as may be determined by the Board of Directors, and in compliance with any time limitations imposed by applicable law or stock exchange rules and regulations.
(b)All General Meetings other than Annual General Meetings shall be called “Special General Meetings”. The Board of Directors may, at its discretion, convene a Special General Meeting at such time and place, within or outside of the State of Israel, as may be determined by the Board of Directors.
(c)If so determined by the Board of Directors, an Annual General Meeting or a Special General Meeting may be held through the use of any means of communication approved by the Board of Directors, provided all of the participating Shareholders can hear each other simultaneously. A resolution approved by use of means of communications as aforesaid, shall be deemed to be a resolution lawfully adopted at such general meeting and a Shareholder shall be deemed present in person at such general meeting if attending such meeting through the means of communication used at such meeting.
25.Record Date for General Meeting.
Notwithstanding any provision of these Articles to the contrary, and to allow the Company to determine the Shareholders entitled to notice of or to vote at any General Meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or grant of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix a record date for the General Meeting, which shall not be more than the maximum period and not less than the minimum period permitted by law. A determination of Shareholders of record entitled to notice of or to vote at a General Meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
26.Shareholder Proposal Request.
(a)Any Shareholder or Shareholders holding at least the required percentage under the Companies Law of the voting rights of the Company which entitles such Shareholder(s) to require the Company to include a matter on the agenda of a General Meeting (the “Proposing Shareholder(s)”) may request, subject to the Companies Law, that the Board of Directors include a matter on the agenda of a General Meeting to be held in the future, provided that the Board of Directors determines that the matter is appropriate to be considered at a General Meeting (a “Proposal Request”). In order for the Board of Directors to consider a Proposal Request and whether to include the matter stated therein in the agenda of a General Meeting, notice of the Proposal Request must be timely delivered in accordance with applicable law and stock exchange rules and regulations, and the Proposal Request must comply with the requirements of these Articles (including this Article 26) and any applicable law and stock exchange rules and regulations. The Proposal Request must be in writing, signed by all of the Proposing Shareholder(s) making such request, delivered, either in person or by registered mail, postage prepaid, and addressed to the Secretary of the Company (the “Secretary”) or, in the absence thereof, to the Chief Executive Officer of the Company (the “Chief Executive Officer”)). To be considered timely, a Proposal Request must be received within the time periods prescribed by applicable law and any stock exchange rules and regulations. The announcement of an adjournment or postponement of a General Meeting shall not commence a new time period (or extend any time period) for the delivery of a Proposal Request as described above. In addition to any information required to be included in accordance with applicable law or any stock exchange rules and regulations, a Proposal Request must include the following: (i) the name, address, telephone number, fax number and email address of the Proposing Shareholder (or each Proposing Shareholder, as the case may be) and, if an entity, the name(s) of the person(s) that controls or manages such entity; (ii) the number of Shares held by the Proposing Shareholder(s), directly or indirectly (and, if any of such Shares are held indirectly, an explanation of how they are held and by whom), which shall be in such number no less than as is required to qualify as a Proposing Shareholder, accompanied by evidence satisfactory to the Company of the record holding of such Shares by the Proposing Shareholder(s) as of the date of the Proposal Request; (iii) the matter requested to be included on the agenda of a General Meeting, all information related to such matter, the reason that such matter is proposed to be brought before the General Meeting, the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting, and a representation that the Proposing Shareholder(s) intend to appear in person or by proxy at the meeting; (iv) a description of all arrangements or understandings between the Proposing Shareholders and any other person(s) (naming such person or persons) in connection with the matter that is requested to be included on the agenda and a declaration signed by all Proposing Shareholder(s) of whether any of them has a personal interest in the matter and, if so, a description in reasonable detail of such personal interest; (v) a description of all Derivative Transactions (as defined below) by each Proposing Shareholder(s) during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (vi) a declaration that all of the information that is required under the Companies Law and any other applicable law and stock exchange rules and regulations to be provided to the Company in connection with such matter, if any, has been provided to the Company. The Board of Directors, may, in its discretion, to the extent it deems necessary, request that the Proposing Shareholder(s) provide additional information necessary so as to include a matter in the agenda of a General Meeting, as the Board of Directors may reasonably require.
A “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proposing Shareholder or any of its affiliates or associates, whether of record or beneficial: (1) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (2) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (3) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (4) which provides the right to vote or increase or decrease the voting power of, such Proposing Shareholder, or any of its affiliates or associates, with respect to any shares or other securities of the Company, which agreement, arrangement, interest or understanding may include any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proposing Shareholder in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proposing Shareholder is, directly or indirectly, a general partner or managing member.
(b)The information required pursuant to this Article shall be updated prior to the last date for submittal of Proposal Requests for the General Meeting in accordance with applicable law and stock exchange rules and regulations.
(c)The provisions of Articles 26(a) and 26(b) shall apply, mutatis mutandis, to any matter to be included on the agenda of a Special General Meeting which is convened pursuant to a request of a Shareholder duly delivered to the Company in accordance with the Companies Law.
(d)Notwithstanding anything to the contrary herein, this Article 26 may be amended, replaced or suspended only by a resolution adopted at a General Meeting by (i) so long as Class B Shares remain outstanding, a majority of the total voting power of the Shareholders, and (ii) if no Class B Shares remain outstanding, a supermajority of at least seventy-five percent (75%) of the total voting power of the Shareholders.
27.Notice of General Meetings; Omission to Give Notice.
(a)The Company is not required to give notice of a General Meeting, subject to any mandatory provision of the Companies Law.
(b)The accidental omission to give notice of a General Meeting to any Shareholder, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting or any resolution adopted thereat.
(c)No Shareholder present, in person or by proxy, at any time during a General Meeting shall be entitled to seek the cancellation or invalidation of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof, or any item acted upon at such meeting.
(d)In addition to any places at which the Company may make available for review by Shareholders the full text of the proposed resolutions to be adopted at a General Meeting, as required by the Companies Law, the Company may add additional places for Shareholders to review such proposed resolutions, including an internet site.
Proceedings at General Meetings
28.Quorum.
(a)No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.
(b)In the absence of contrary provisions in these Articles, the requisite quorum for any General Meeting shall be two or more Shareholders (not in default in payment of any sum referred to in Article 14 hereof) present in person or by proxy and holding Shares conferring in the aggregate at least thirty-three and one-third percent (33⅓%) of the voting power of the Company, provided, however, that with respect to any General Meeting that was initiated by and convened pursuant to a resolution adopted by the Board of Directors and at the time of such General Meeting the Company is a “foreign private issuer” under U.S. securities laws, the requisite quorum shall be two or more Shareholders (not in default in payment of any sum referred to in Article 14 hereof) present in person or by proxy and holding shares conferring in the aggregate at least twenty five percent (25%) of the voting power of the Company. For the purpose of determining the quorum present at a certain General Meeting, a proxy may be deemed to be two (2) or more Shareholders pursuant to the number of Shareholders represented by the proxy holder. Notwithstanding the foregoing, a quorum for any General Meeting shall also require the presence in person or by proxy of at least one Shareholder holding Class B Shares if such shares are outstanding.
(c)If within half an hour from the time appointed for the meeting a quorum is not present, then without any further notice the meeting shall be adjourned either (i) to the same day in the next week, at the same time and place, (ii) to such day and at such time and place as indicated in the notice of such meeting, or (iii) to such day and at such time and place as the Chairperson of the General Meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, if the original meeting was convened upon the request of a Shareholder in accordance with the Companies Law, one or more Shareholders, present in person or by proxy, and holding the number of Shares required for making such request, shall constitute a quorum, but in any other case any Shareholder (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.
29.Chairperson of General Meeting.
The Chairperson shall preside as Chairperson of every General Meeting. If at any meeting the Chairperson is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling or unable to act as Chairperson, any of the following may preside as Chairperson of the meeting (and in the following order): a Director designated by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Secretary or any person designated by any of the foregoing. If at any such meeting none of the foregoing persons is present or all are unwilling or unable to act as Chairperson, the Shareholders present (in person or by proxy) shall choose a Shareholder or its proxy present at the meeting to be Chairperson. The office of Chairperson shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairperson to vote as a Shareholder or proxy of a Shareholder if, in fact, he or she is also a Shareholder or such proxy).
30.Adoption of Resolutions at General Meetings.
(a)Except as required by the Companies Law or these Articles, including Article 40 below, a resolution of the Shareholders shall be adopted if approved by the holders of a simple majority of the voting power represented at the General Meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting. Without limiting the generality of the foregoing, a resolution with respect to a matter or action for which the Companies Law prescribes a higher majority or pursuant to which a provision requiring a higher majority would have been deemed to have been incorporated into these Articles, but for which the Companies Law allows these Articles to provide otherwise (including, Sections 327 and 24 of the Companies Law), shall be adopted by a simple majority of the voting power represented at the General Meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.
(b)Every question submitted to a General Meeting shall be decided by a show of hands, but the Chairperson or other person chairing the General Meeting may determine that a resolution shall be decided by a written ballot. A written ballot may be implemented before the proposed resolution is voted upon or immediately after the declaration by the Chairperson of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.
(c)A defect in convening or conducting a General Meeting other than with respect to the existence of a quorum, including a defect resulting from the non-fulfillment of any provision or condition set forth in the Companies Law or these Articles, including with regard to the manner of convening or conducting the General Meeting, shall not disqualify any resolution passed at the General Meeting and shall not affect the discussions or decisions which took place thereat.
(d)A declaration by the Chairperson or other person chairing the General Meeting that a resolution has been carried unanimously, or carried by a particular majority, or rejected, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.
31.Power to Adjourn.
A General Meeting, the consideration of any matter on its agenda, or the resolution on any matter on its agenda, may be postponed or adjourned, from time to time and from place to place: (i) by the Chairperson or other person chairing the General Meeting at which a quorum is present (and he shall do so if directed by the General Meeting, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment), but no business shall be transacted at any such adjourned meeting except business which might lawfully have been transacted at the meeting as originally called, or a matter on its agenda with respect to which no resolution was adopted at the meeting originally called; or (ii) by the Board of Directors (whether prior to or at a General Meeting); provided that the Board of Directors may adjourn or postpone a meeting only with the unanimous consent of all members of the Board of Directors, and, in the case of an Annual General Meeting, only to the extent that such adjournment would not delay the meeting beyond any time limitation imposed by applicable law or stock exchange rules and regulations.
32.Voting Power.
    Except as otherwise provided in these Articles or otherwise required by applicable law:
(a)each holder of Preferred Shares shall have one (1) vote for each Ordinary Share into which the Preferred Shares held by such holder could be converted (as provided below), as of the applicable record date set for the vote on any matter, whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. The Preferred Shares shall vote together with the Ordinary Shares, as a single class and not as a separate class in all shareholders meetings, except as required by law or by these Articles; and
(b)each holder of Class A Shares shall be entitled to one (1) vote for each Class A Share held, and each holder of Class B Shares shall be entitled to ten (10) votes for each Class B Share held, in each case, as of the applicable record date set for the vote on any matter, whether the vote thereon is conducted by a show of hands, by written ballot, or by any other means. Notwithstanding anything herein to the contrary, in no event shall the aggregate voting power of a holder of Class B Shares exceed the maximum voting power permitted under applicable law without effecting a tender offer; and
(c)except in the event of a Class Meeting, any Shareholder holding any combination of Preferred Shares, Class A Shares and Class B Shares may at all times vote all classes of shares on all matters (including the election of Directors).

33.Voting Rights.
(a)No Shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him, her or its in respect of his or her Shares in the Company have been paid.
(b)A company or other corporate body being a Shareholder may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power, which the Shareholder could have exercised if it were an individual. Upon the request of the Chairperson or other person chairing the General Meeting, written evidence of such authorization (in form reasonably acceptable to the Chairperson) shall be delivered to him or her.
(c)Any Shareholder entitled to vote may vote either in person or by proxy (who need not be a Shareholder), or, if the Shareholder is a company or other corporate body, by representative authorized pursuant to Article (b) above.
(d)If two (2) or more persons are registered as joint holders of any Share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 33(d), seniority shall be determined by the order of registration of the joint holders in the Register of Shareholders.
(e)If a Shareholder is a minor, under protection, bankrupt or legally incompetent, or in the case of a corporation, is in receivership or liquidation, it may, subject to all other provisions of these Articles and any documents or records required to be provided under these Articles, vote through his, her or its trustees, receiver, liquidator, natural guardian or another legal guardian, as the case may be, and the persons listed above may vote in person or by proxy.

Proxies
34.Instrument of Appointment.
(a)An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I		of
	(Name of Shareholder)		(Address of Shareholder)
Being a shareholder of Pagaya Technologies Ltd. hereby appoints of
	(Name of Proxy)		(Address of Proxy)
as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ___ day of _______, _______ and at any adjournment(s) thereof.

Signed this ____ day of ___________, ______.

(Signature of Appointor)”

or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointor of such person’s duly authorized attorney, or, if such appointor is a company or other corporate body, in the manner in which it signs documents which binds it together with a certificate of an attorney with regard to the authority of the signatories.
(b)Subject to the Companies Law, the original instrument appointing a proxy or a copy thereof certified by an attorney (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as notice of the meeting may specify) not less than forty eight (48) hours (or such shorter period as the notice shall specify) before the time fixed for such meeting. Notwithstanding the above, the Chairperson shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept instruments of proxy until the beginning of a General Meeting, as long as such waiver is consistently applied. A document appointing a proxy shall be valid for every adjourned meeting of the General Meeting to which the document relates.
35.Effect of Death of Appointor of Transfer of Share and or Revocation of Appointment.
(a)A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing Shareholder (or of his or her attorney-in-fact, if any, who signed such instrument), or the transfer of the Share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairperson of such meeting prior to such vote being cast.
(b)Subject to the Companies Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairperson, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 34(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 34(b) hereof, or (ii) if the appointing Shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairperson of such meeting of written notice from such Shareholder of the revocation of such appointment, or if and when such Shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing Shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 35(b) at or prior to the time such vote was cast.
Board of Directors
36.Powers of the Board of Directors.
(a)The Board of Directors may exercise all such powers and do all such acts and things as the Board of Directors is authorized by law or as the Company is authorized to exercise and do and are not hereby or by law required to be exercised or done by the General Meeting or by a specific committee of the Board of Directors (where the establishment of such committee is mandatory under applicable law). The authority conferred on the Board of Directors by this Article 36 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time at a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.
(b)Without limiting the generality of the foregoing, the Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its discretion, shall deem fit, including capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.
37.Exercise of Powers of the Board of Directors.
(a)A meeting of the Board of Directors at which a quorum is present in accordance with Article 46 shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.
(b)Unless otherwise set forth herein, a resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present, entitled to vote and voting thereon when such resolution is put to a vote.

(c)The Board of Directors may adopt resolutions, without convening a meeting of the Board of Directors, in writing or in any other manner permitted by the Companies Law.
38.Delegation of Powers.
(a)The Board of Directors may, subject to the provisions of the Companies Law (or shall, where required by the Companies Law), delegate any or all of its powers to committees (in these Articles referred to as a “Committee of the Board of Directors” or “Committee”), each consisting of one or more persons who are Directors, and it may from time to time revoke such delegation or alter the composition of any such Committee, in each case subject to the provisions of the Companies Law. Any Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors, subject to applicable law or any stock exchange rules or regulations. No regulation imposed by the Board of Directors on any Committee and no resolution of the Board of Directors shall invalidate any prior act done or pursuant to a resolution by the Committee which would have been valid if such regulation or resolution of the Board of Directors had not been adopted. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, to the extent not superseded by any regulations adopted by the Board of Directors. Unless otherwise expressly prohibited by the Board of Directors, in delegating powers to a Committee of the Board of Directors, such Committee shall be empowered to further delegate such powers to a sub-committee of Directors or to an individual Director.
(b)The Board of Directors may from time to time appoint a Secretary, as well as officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and compensation, of all such persons.
(c)The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purposes(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him, her or it.
39.Number of Directors.
(a)The Board of Directors shall consist of such number of Directors (not less than three (3) nor more than ten (10), including the External Directors if any are required to be elected) as may be fixed from time to time by resolution of the General Meeting.
(b)Notwithstanding anything to the contrary herein, this Article 39 may be amended or replaced only by a resolution adopted at a General Meeting by (i) so long as Class B Shares remain outstanding, a majority of the total voting power of the Shareholders and (ii) if no Class B Shares remain outstanding, a supermajority of at least seventy-five percent (75%) of the total voting power of the Shareholders.
40.Election and Removal of Directors.
(a)The Directors, excluding the External Directors if any are required to be elected, shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, hereby designated as Class I, Class II and Class III (each, a “Class”). The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective.
The term of office (i) of the initial Class I directors shall expire at the Annual General Meeting to be held during the first calendar year following the year in which the Closing takes place, and when their successors are elected and qualified, (ii) of the initial Class II directors shall expire at the first Annual General Meeting following the Annual General Meeting referred to in clause (i) above and when their successors are elected and qualified, and (iii) of the initial Class III directors shall expire at the first Annual General Meeting following the Annual General Meeting referred to in clause (ii) above and when their successors are elected and qualified.

(b)At each Annual General Meeting, commencing with the Annual General Meeting to be held in the first calendar year following the year in which the Closing takes place, each Nominee or Alternate Nominee (each as defined below) elected to replace the Directors of a Class whose term shall have expired at such Annual General Meeting shall be elected to hold office until the third Annual General Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each Director shall serve until his or her successor is elected and qualified or until such earlier time as such Director’s office is vacated.
(c)If the number of Directors, excluding External Directors, if any are required to be elected, that comprises the Board of Directors is hereafter changed by the Board of Directors, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
(d)Prior to every General Meeting at which Directors are to be elected, and subject to clauses (a) and (h) of this Article, the Board of Directors (or a Committee thereof) shall select, by a resolution adopted by a majority of the Board of Directors (or such Committee), a number of persons to be proposed to the Shareholders for election as Directors at such General Meeting (the “Nominees”).
(e)Any Proposing Shareholder requesting to include on the agenda of a General Meeting a nomination of a person to be proposed to the Shareholders for election as Director (such person, an “Alternate Nominee”), may so request, provided that it complies with this Article 40(e), Article 26 and applicable law. A Proposal Request relating to an Alternate Nominee is deemed to be a matter that is appropriate to be considered only at an Annual General Meeting. In addition to any information required to be included in accordance with applicable law, such a Proposal Request shall include information required pursuant to Article 26, and shall also set forth: (i) the name, address, telephone number, fax number and email address of the Alternate Nominee and all citizenships and residencies of the Alternate Nominee; (ii) a description of all arrangements, relations or understandings during the past three (3) years, and any other material relationships, between the Proposing Shareholder(s) or any of its affiliates and each Alternate Nominee; (iii) a declaration signed by the Alternate Nominee that he or she consents to be named in the Company’s notices and proxy materials and on the Company’s proxy card relating to the General Meeting, if provided or published, and that he or she, if elected, consents to serve on the Board of Directors and to be named in the Company’s disclosures and filings; (iv) a declaration signed by each Alternate Nominee as required under the Companies Law and any other applicable law and stock exchange rules and regulations for the appointment of such an Alternate Nominee and an undertaking that all of the information that is required under law and stock exchange rules and regulations to be provided to the Company in connection with such an appointment has been provided (including, information in respect of the Alternate Nominee as would be provided in response to the applicable disclosure requirements under Form 20-F or any other applicable form prescribed by the U.S. Securities and Exchange Commission (the “SEC”)); (v) a declaration made by the Alternate Nominee of whether he or she meets the criteria for an independent director and, if applicable, External Director under any applicable law, regulation or stock exchange rules and regulations, and if not, then an explanation of why not; and (vi) any other information required at the time of submission of the Proposal Request by applicable law, regulations or stock exchange rules. In addition, the Proposing Shareholder(s) and each Alternate Nominee shall promptly provide any other information reasonably requested by the Company, including a duly completed director and officer questionnaire, in such form as may be provided by the Company, with respect to each Alternate Nominee. The Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing. The Company shall be entitled to publish any information provided by a Proposing Shareholder or Alternate Nominee pursuant to this Article 40(e) and Article 26, and the Proposing Shareholder and Alternate Nominee shall be responsible for the accuracy and completeness thereof.
(f)The Nominees or Alternate Nominees shall be elected by a resolution adopted at the General Meeting at which they are subject to election.
(g)Notwithstanding anything to the contrary herein, this Article 40 and Article 43(e) may be amended or replaced only by a resolution adopted at a General Meeting by (i) so long as any Class B Shares remain outstanding, a majority of the total voting power of the

Shareholders and (ii) if no Class B Shares remain outstanding, a supermajority of at least seventy-five percent (75%) of the total voting power of the Shares, provided that no amendment or replacement of this Article 40 or Article 43(e) below shall shorten the term of any incumbent Director.
(h)Notwithstanding anything to the contrary in these Articles, the nomination, election, qualification, removal or dismissal of External Directors, if so elected, shall comply with the applicable provisions set forth in the Companies Law.
41.Commencement of Directorship.
Without derogating from Article 40, the term of office of a Director shall commence as of the date of his or her appointment or election, or on a later date if so specified in his or her appointment or election.
42.Continuing Directors in the Event of Vacancies.
The Board of Directors (and, if so determined by the Board of Directors, the General Meeting) may at any time and from time to time appoint any person as a Director to fill a vacancy (whether such vacancy is due to a Director no longer serving or due to the number of Directors serving being less than the maximum number stated in Article 39 hereof). In the event of one or more such vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, provided, however, that if the number of Directors serving is less than the minimum number provided for pursuant to Article 39 hereof, they may act only in an emergency or to fill the office of a Director which has become vacant up to a number equal to the minimum number provided for pursuant to Article 39 hereof, or in order to call a General Meeting for the purpose of electing Directors to fill any or all vacancies. The office of a Director that was appointed by the Board of Directors to fill any vacancy shall only be for the remaining period of time during which the Director whose service has ended was filled would have held office. Notwithstanding anything to the contrary herein, this Article 42 may be amended, replaced or suspended only by a resolution adopted at a General Meeting by (i) so long as any Class B Shares remain outstanding, a majority of the total voting power of the Shareholders and (ii) if no Class B Shares remain outstanding, a supermajority of at least seventy-five percent (75%) of the total voting power of the Shareholders.
43.Vacation of Office.
The office of a Director shall be vacated and he shall be dismissed or removed:
(a)ipso facto, upon his or her death;
(b)if he or she is prevented by applicable law or any stock exchange rules or regulations from serving as a Director;
(c)if the Board of Directors determines that due to his or her mental or physical state he or she is unable to serve as a Director;
(d)if his or her directorship expires pursuant to these Articles and/or applicable law;
(e)by a resolution adopted at a General Meeting by (i) so long as any Class B Shares remain outstanding, a majority of the total voting power of the Shareholders and (ii) if no Class B Shares remain outstanding, a supermajority of at least seventy-five percent (75%) of the total voting power of the Shares (with such removal becoming effective on the date fixed in such resolution), provided that no such resolution shall shorten the term of an incumbent Director who was elected under the staggered board composition pursuant to Article 40;
(f)by his or her written resignation, such resignation becoming effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later; or
(g)with respect to an External Director, if so elected, and notwithstanding anything to the contrary herein, only pursuant to applicable law.
44.Conflict of Interests; Approval of Related Party Transactions.
(a) Subject to the provisions of applicable law and these Articles, no Director shall be disqualified by virtue of his or her office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director’s holding that office or of the fiduciary relations thereby established, but the nature of his or her interest, as well as any material fact or document, must be disclosed by him or her at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his or her interest then exists, or, in any other case, at no later than the first meeting of the Board of Directors after the acquisition of his or her interest.
(b)Subject to the Companies Law and these Articles, a transaction between the Company and an Office Holder, and a transaction between the Company and another entity in which an Office Holder has a personal interest, in each case, which is not an Extraordinary Transaction (as defined by the Companies Law), shall require only approval by the Board of Directors or a Committee of the Board of Directors. Such authorization, as well as the actual approval, may be for a particular transaction or more generally for specific type of transactions.
Proceedings of the Board of Directors
45.Meetings.
(a)The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Board of Directors deems fit.
(b)A meeting of the Board of Directors shall be convened by the Secretary (or, in the absence thereof, by the Chief Executive Officer) upon instruction of the Chairperson or upon a request of at least two (2) Directors which is submitted to the Chairperson or in any event that such meeting is required by the provisions of the Companies Law. In the event that the Chairperson does not instruct the Secretary (or, in the absence thereof, by the Chief Executive Officer) to convene a meeting upon a request of at least two (2) Directors within seven (7) days of such request, then such two Directors may convene a meeting of the Board of Directors. Any meeting of the Board of Directors shall be convened upon not less than two (2) days’ prior notice, unless such notice is waived in writing by all of the Directors as to a particular meeting or by their attendance at such meeting or unless the matters to be discussed at such meeting are of such urgency and importance that notice is reasonably determined by the Chairperson as ought to be waived or shortened under the circumstances.
(c)Notice of any such meeting shall be given in writing (including by email), unless the urgency of such meeting is reasonably determined by the Chairperson to require that notice be given orally, by telephone or by such other means of delivery as the Chairperson may deem appropriate under the circumstances.
(d)Notwithstanding anything to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid. Without derogating from the foregoing, no Director present at any time during a meeting of the Board of Directors shall be entitled to seek the cancellation or invalidation of any proceedings or resolutions adopted at such meeting on account of any defect in the notice of such meeting relating to the date, time or the place thereof or the convening of the meeting.
46.Quorum.
Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by any means of communication of a majority of the Directors then in office who are lawfully entitled to participate and vote in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by any means of communication on the condition that all participating Directors can hear each other simultaneously) when the meeting proceeds to business. If within thirty (30) minutes from the time appointed for a meeting of the Board of Directors a quorum is not present, the meeting shall stand adjourned at the same place and time forty-eight (48) hours thereafter unless the Chairperson has determined that there is such urgency and importance that a shorter period is required under the circumstances. If an adjourned meeting is convened in accordance with the foregoing and a quorum is not present within thirty (30) minutes of the announced time, the requisite quorum at such adjourned meeting shall be any two (2) Directors who are lawfully entitled to participate in the meeting and who are present at such adjourned meeting. At an adjourned meeting of the Board of Directors the only matters to be considered shall be those matters which might have been lawfully considered at the meeting of the Board of Directors originally called if a requisite quorum had been present, and the only resolutions to be adopted are such types of resolutions which could have been adopted at the meeting of the Board of Directors originally called.
47.Chairperson of the Board of Directors.
The Board of Directors shall, from time to time, elect one of its members to be the Chairperson of the Board of Directors, remove such Chairperson from office and appoint in his or her place. The Chairperson shall preside at every meeting of the Board of Directors, but if there is no such Chairperson, or if at any meeting he or she is not present within fifteen (15) minutes of the time fixed for the meeting or if he or she is unwilling to take the chair, the Directors present shall choose one of the Directors present at the meeting to be the Chairperson of such meeting. The office of Chairperson of the Board of Directors shall not, by itself, entitle the holder to a second or casting vote.
48.Validity of Acts Despite Defects.
All acts done or transacted at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification, except if the defect was a failure to meet the required quorum, in which case, said act shall not be valid.
Chief Executive Officer; Officers who are Founders
49.Chief Executive Officer; Officers who are Founders.
(a)The Board of Directors shall from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer who shall have the powers and authorities set forth in the Companies Law, and may confer upon such person(s), and from time to time modify or revoke, such titles and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to any additional approvals required under, and the provisions of, the Companies Law and of any contract between any such person and the Company) fix their salaries and compensation, remove or dismiss them from office and appoint another or others in his, her or their place or places.
(b)Until the third anniversary of the Closing Date, the termination of any of the Founders as an executive of the Company, whether or not for Cause, shall require the approval of a supermajority of at least seventy-five percent (75%) of the Directors then in office; thereafter, the termination of any of the Founders as an executive of the Company shall require a decision of the Board of Directors adopted in accordance with Article 37(b).
Minutes
50.Minutes.
Any minutes of the General Meeting or the Board of Directors or any Committee thereof, if purporting to be signed by the Chairperson of the General Meeting, the Board of Directors or a Committee thereof, as the case may be, or by the Chairperson of the next succeeding General Meeting, meeting of the Board of Directors or meeting of a Committee, as the case may be, shall constitute prima facie evidence of the matters recorded therein.
Dividends
51.Declaration of Dividends.
The Board of Directors may from time to time declare, and cause the Company to pay dividends (or make other “distributions” within the meaning of the Companies Law) as permitted by the Companies Law. The Board of Directors shall determine the time for payment of such dividends and the record date for determining the Shareholders entitled thereto.
52.Amount Payable by Way of Dividends.
Subject to the provisions of these Articles and subject to the rights or conditions attached at that time to any Share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, any dividend paid by the Company shall be allocated among the Shareholders (not in default in payment of any sum referred to in Article 14 hereof) entitled thereto in proportion to their respective holdings of the issued and outstanding Preferred Shares, Class A Shares and Class B Shares in respect of which such dividends are being paid, treating all such Shares on a pari passu basis for such purpose.
53.Interest.
No dividend shall carry interest as against the Company.
54.Payment in Specie.
If so declared by the Board of Directors, a dividend declared in accordance with Article 51 may be paid, in whole or in part, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or other securities of the Company or of any other companies, or in any combination thereof, in each case, the fair value of which shall be determined by the Board of Directors in good faith.
55.Implementation of Powers.
The Board of Directors may settle, as it deems fit, any difficulty arising with regard to the distribution of dividends, bonus shares or otherwise, and in particular, to issue certificates for fractions of Shares and sell such fractions of Shares in order to pay their consideration to those entitled thereto, or to set the value for the distribution of certain assets and to determine that cash payments shall be paid to the Shareholders on the basis of such value, or that fractions whose value is less than $0.01 shall not be taken into account. The Board of Directors may instruct to pay cash or convey these certain assets to a trustee in favor of those people who are entitled to a dividend, as the Board of Directors shall deem appropriate.
56.Deductions from Dividends.
The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a Share any and all sums of money then payable by him, her or it to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.
57.Retention of Dividends.
(a)The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a Share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.
(b)The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a Share in respect of which any person is, under Articles 22 or 23, entitled to become a Shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.
58.Unclaimed Dividends.
All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of one (1) year (or such other period determined by the Board of Directors) from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The principal (and only the principal) of any unclaimed dividend of such other moneys shall be if claimed, paid to a person entitled thereto.
59.Mechanics of Payment.
Any dividend or other moneys payable in cash in respect of a share, less the tax required to be withheld pursuant to applicable law, may, as determined by the Board of Directors in its discretion, be paid by check sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or his or her bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 22 or 23 hereof, as applicable, or such person’s bank account), or to such person and at such other address as the person entitled thereto may by writing direct, or in any other manner the Board of Directors deems appropriate. Every such check or other method of payment shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check shall be sent at the risk of the person entitled to the money represented thereby.
Accounts
60.Books of Account.
The Company’s books of account shall be kept at the Office, or at such other place or places as the Board of Directors may deem fit, and they shall always be open to inspection by all Directors. No Shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as explicitly conferred by applicable law or authorized by the Board of Directors. The Company shall make copies of its annual financial statements available for inspection by the Shareholders at the principal offices of the Company. The Company shall not be required to send copies of its annual financial statements to the Shareholders.
61.Auditors.
The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in General Meeting may act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors (with right of delegation to a Committee thereof or to management) to fix such remuneration subject to such criteria or standards, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s). The General Meeting may, if so recommended by the Board of Directors, appoint the auditors for a period that may extend until the third Annual General Meeting after the Annual General Meeting in which the auditors were appointed.
62.Fiscal Year.
The fiscal year of the Company shall be the 12 month period ending on December 31 of each calendar year.
Supplementary Registers
63.Supplementary Registers.
Subject to and in accordance with the provisions of Sections 138 and 139 of the Companies Law, the Company may cause supplementary registers to be kept in any place outside Israel as the Board of Directors may deem fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may deem fit in connection with the keeping of such branch registers.

Exemption, Indemnity and Insurance
64.Insurance.
Subject to the provisions of the Companies Law with regard to such matters, the Company may enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders imposed on such Office Holder due to an act performed by or an omission of the Office Holder in the Office Holder’s capacity as an Office Holder of the Company arising from any matter permitted by law, including the following:
(a)a breach of duty of care to the Company or to any other person;
(b)a breach of his or her duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that act that resulted in such breach would not prejudice the interests of the Company;
(c)a financial liability imposed on such Office Holder in favor of any other person; and
(d)any other event, occurrence, matters or circumstances under any law with respect to which the Company may, or will be able to, insure an Office Holder, and to the extent such law requires the inclusion of a provision permitting such insurance in these Articles, then such provision is deemed to be included and incorporated herein by reference (including in accordance with Section 56h(b)(1) of the Securities Law, if and to the extent applicable, and Section 50P of the Economic Competition Law).
65.Indemnity.
(a)Subject to the provisions of the Companies Law, the Company may retroactively indemnify an Office Holder to the maximum extent permitted under applicable law, including with respect to the following liabilities and expenses, provided that such liabilities or expenses were imposed on such Office Holder or incurred by such Office Holder due to an act performed by or an omission of the Office Holder in such Office Holder’s capacity as an Office Holder:
(i)a financial liability imposed on an Office Holder in favor of another person by any court judgment, including a judgment given as a result of a settlement or an arbitrator’s award which has been confirmed by a court;
(ii)reasonable litigation expenses, including reasonable legal fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, or in connection with a financial sanction, provided that (1) no indictment (as defined in the Companies Law) was filed against such Office Holder as a result of such investigation or proceeding; and (2) no financial liability in lieu of a criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent;
(iii)reasonable litigation costs, including reasonable legal fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder by the Company or in its name or by any other person or in a criminal charge in respect of which the Office Holder was acquitted or in a criminal charge in respect of which the Office Holder was convicted for an offence which did not require proof of criminal intent; and
(iv)any other event, occurrence, matter or circumstance under any law with respect to which the Company may, or will be able to, indemnify an Office Holder, and to the extent such law requires the inclusion of a provision permitting such indemnity in these Articles, then such provision is deemed to be included and incorporated herein by reference (including in accordance with Section 56H(b)(1) of the Securities Law, if and to the extent applicable, and Section 50P(b)(2) of the Economic Competition Law).
(b)Subject to the provisions of the Companies Law and any other applicable law, the Company may undertake to indemnify an Office Holder, in advance, with respect to those liabilities and expenses described in the following Articles:
(i)Sub-Article 65(a)(i), provided that the undertaking to indemnify is limited to, and sets forth, (a) such events which the Directors shall deem to be foreseeable in light of the operations of the Company at the time that the undertaking to indemnify is made, and (b) such amounts or criteria which the Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and
(ii)Sub-Articles 65(a)(ii), 65(a)(iii) and 65(a)(iv).
66.Exemption.
Subject to the provisions of the Companies Law, the Company may, to the maximum extent permitted by law, exempt and release, in advance, any Office Holder from any liability for damages arising out of a breach of a duty of care.
67.General.
(a)Any amendment to the Companies Law or any other applicable law adversely affecting the right of any Office Holder to be indemnified, insured or exempt pursuant to Articles 64 to 66 and any amendments to Articles 64 to 66 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify, insure or exempt an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.
(b)The provisions of Articles 64 to 66: (i) shall apply to the maximum extent permitted by law (including, the Companies Law, the Securities Law and the Economic Competition Law); and (ii) are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or in respect of indemnification (whether in advance or retroactively) and/or exemption, in favor of any person who is not an Office Holder, including any employee, agent, consultant or contractor of the Company who is not an Office Holder; and/or any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.
Lock-Up
68.Lock-Up.
Notwithstanding anything to the contrary herein, and subject only to the exceptions set forth in Article 69 and the Amended and Restated Registration Rights Agreement dated as of [the Closing Date], other than with the written consent of the Company, no Holder shall be entitled to Transfer any Lock-Up Shares or any instruments exercisable or exchangeable for, or convertible into, such Lock-Up Shares until the end of the Lock-Up Period.
For the purposes of this Article 68 and Article 69:
“Company Equity Holders” means each of the shareholders of the Company as of immediately prior to the effective time of the Merger contemplated by the Merger Agreement.
“Holder” means (i) each of the Company Equity Holders, and (ii) SPAC Sponsor.
“Liquidation Event” means a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving the Company upon the consummation of which holders of Ordinary Shares would be entitled to exchange their Ordinary Shares for cash, securities or other property.
“Lock-Up Period” means
(i)with respect to the Company Equity Holders and their Permitted Transferees, the period beginning on the Closing Date and ending (A) with respect to 50% of the Ordinary Shares held by such Company Equity Holder on the Closing Date, on the earlier of (1) the date that is six (6) months following the Closing Date and (2) the date on which the VWAP equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing on the Closing Date, and (B) with respect to the remaining 50% of the Ordinary Shares held by such Company Equity Holder on the Closing Date, on the earlier of (1) the date that is twelve (12) months following the Closing Date and (2) the date on which the VWAP equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing on the Closing Date, and

(ii)with respect to SPAC Sponsor and its Permitted Transferees, the period beginning on the Closing Date and ending on the earlier of (A) the date that is twelve (12) months following the Closing Date and (B) the date on which the VWAP equals or exceeds $12.50 for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period;
provided, however, that the Lock-Up Period shall not be lifted pursuant to clause (i)(A)(2) above prior to the date that is ninety (90) days following the Closing Date, and shall not be lifted pursuant to clause (i)(B)(2) or clause (ii)(B) above prior to the date that is one hundred and eighty (180) days following the Closing Date.
“Lock-Up Shares” means (i) with respect to the Company Equity Holders and their Permitted Transferees, the Company Ordinary Shares held by such Company Equity Holders as of immediately following the Stock Split and the Conversion (as each such term is defined in the Merger Agreement), and (ii) with respect to SPAC Sponsor and its Permitted Transferees, (A) the Ordinary Shares issuable to SPAC Sponsor as Merger Consideration (as such term is defined in the Merger Agreement) under the Merger Agreement in respect of the 7,187,500 shares of SPAC Class B Stock (as defined in the Merger Agreement) that it holds, (B) the Company Warrants issuable to SPAC Sponsor as Merger Consideration in respect of the Private Placement Warrants (as defined in the Merger Agreement), and (C) any Ordinary Shares issuable to SPAC Sponsor upon exercise of such Company Warrants mentioned in the preceding Clause (B). In furtherance of the foregoing, Ordinary Shares issued to any affiliate of the SPAC Sponsor in accordance with any subscription agreement between such affiliate and the Company shall not be Lock-Up Shares.
“Merger Agreement” means the Agreement and Plan of Merger, made and entered into as of September 15, 2021, by and among the Company, Rigel Merger Sub Inc. and EJF Acquisition Corp.
“Permitted Transferee” means (subject to compliance with Article 69): (i) the members of a Holder’s immediate family (for purposes of this Article 68 and Article 69, “immediate family” means with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (ii) any entities controlled by, controlling or under common control with such Holder, (iii) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (iv) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (v) if Holder is an entity, any direct or indirect controlling partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates.
“SPAC Sponsor” means Wilson Boulevard LLC, a Delaware limited liability company.
“Trading Day” means any day on which the Ordinary Shares are tradeable on the principal securities exchange or securities market on which Ordinary Shares are then traded.
“Transfer” shall mean, directly or indirectly, the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), with respect to Lock-Up Shares, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii). Notwithstanding the foregoing, the pledge of Lock-Up Shares by a Holder that creates a mere security interest in such Lock-Up Shares pursuant to a bona fide loan or indebtedness transaction for so long as such Holder continues to exercise the power (whether exclusive or shared) to vote or direct the voting of such Lock-Up Shares by proxy, voting agreement or otherwise, over such pledged Lock-Up Shares shall not constitute a Transfer within the meaning of these Articles. Additionally, notwithstanding anything herein to the contrary, nothing herein shall prevent the establishment of a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) or the amendment of an existing 10b5-1 Trading Plan during the Lock-Up

Period so long as there are no sales of Lock-Up Shares under any such newly established or amended 10b5-1 Trading Plan during the Lock-Up Period.
“VWAP” means, on any Trading Day on or after the Closing Date, the volume weighted average of the trading prices of the Ordinary Shares on the principal securities exchange or securities market on which Ordinary Shares are then traded or quoted for purchase and sale (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company); provided that if there shall occur any change in the outstanding Ordinary Shares as a result of any bonus shares, subdivisions, combinations, splits, recapitalizations and the like, the VWAP shall be equitably adjusted to reflect such change.
69.Permitted Transfers.
(a)Notwithstanding anything to the contrary set forth in these Articles, the lock-up restrictions set forth in Article 68 shall not apply to a Transfer of any or all of the Lock-Up Shares held by a Holder (i) to any Permitted Transferee of such Holder, (ii) by will or intestate succession upon the death of such Holder, (iii) by operation of law or pursuant to a court order or to a spouse upon divorce, as required by settlement, order or decree, or as required by a domestic relations settlement, order or decree; (iv) in connection with a Liquidation Event or (v) to any of the Founders or to entities directly or indirectly wholly owned by (or in the case of a trust solely for the benefit of) any of the Founders; provided, that in the case of clauses (i), (ii), (iii) or (v), the transferee shall receive and hold the Lock-Up Shares subject to the provisions of these Articles applicable to the transferring Holder, and there shall be no further Transfer of such Lock-Up Shares except in accordance with the terms of Article 68 and this Article 69. For the avoidance of doubt, the lock-up restrictions set forth in Article 68 shall not apply to the exercise of any options or warrants to purchase Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), but shall apply to the Ordinary Shares received upon such exercise.
(b)If any Transfer is made or attempted in violation of or contrary to the terms of these Articles (a “Prohibited Transfer”), such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Lock-Up Shares as one of the Company’s equity holders for any purpose. In order to enforce this Article 69(b), the Company may impose stop-transfer instructions with respect to the Lock-Up Shares of a transferring Holder until the end of the Lock-Up Period, except in compliance with the restrictions set forth in these Articles.
(c)If, between the Closing Date and a Liquidation Event, the outstanding Ordinary Shares shall have been changed into a different number of shares or a different class, as a result of any bonus shares, subdivisions, combinations, splits, recapitalizations and the like, then any number, value (including dollar value) or amount contained herein which is based upon the number of Ordinary Shares will be equitably adjusted for such as a result of any bonus shares, subdivisions, combinations, splits, recapitalizations and the like. Any adjustment under this Article 69(c) shall become effective at the date and time that such bonus shares, subdivisions, combinations, splits, recapitalizations or the like became effective. For the avoidance of doubt, no change of units or shares pursuant to the transactions contemplated by the Merger Agreement shall constitute bonus shares, subdivisions, combinations, splits, recapitalizations or the like requiring an equitable adjustment.
(d)The restrictions set forth in Article 68 and this Article 69 shall not limit the rights of a Holder to exercise such Holder’s rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Lock-Up Shares.
Winding Up
70.Winding Up.
If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the Shareholders shall be distributed to them in accordance with the provisions of Article 8(c).

Notices
71.Notices.
(a)Any written notice or other document may be served by the Company upon any Shareholder either personally, by facsimile, email or other electronic transmission, or by sending it by prepaid mail (airmail if sent internationally) addressed to such Shareholder at his or her address as described in the Register of Shareholders or such other address as the Shareholder may have designated in writing for the receipt of notices and other documents.
(b)Any written notice or other document may be served by any Shareholder upon the Company by tendering the same in person to the Secretary or the Chief Executive Officer at the principal office of the Company, by facsimile transmission, email or other electronic transmission, or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Office.
(c)Any such notice or other document shall be deemed to have been served:
(i)in the case of mailing, forty-eight (48) hours after it has been posted, or when actually received by the addressee if sooner than forty-eight hours after it has been posted, or
(ii)in the case of overnight air courier, on the next business day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three business days after it has been sent;
(iii)in the case of personal delivery, when actually tendered in person, to such addressee;
(iv)in the case of facsimile, email or other electronic transmission, on the first business day (during normal business hours in place of addressee) on which the sender receives automatic electronic confirmation by the addressee’s facsimile machine that such notice was received by the addressee or delivery confirmation from the addressee’s email or other communication server.
(d)If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 71.
(e)All notices to be given to the Shareholders shall, with respect to any Share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such Share.
(f)Any Shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.
(g)Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting, containing the information required by applicable law and these Articles to be set forth therein, which is published, within the time otherwise required for giving notice of such meeting, in either or several of the following manners (as applicable) shall be deemed to be notice of such meeting duly given, for the purposes of these Articles, to any Shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located either inside or outside the State of Israel:
(i)if the Company’s Shares are then listed for trading on a national securities exchange in the United States or quoted in an over-the-counter market in the United States, publication of notice of a General Meeting pursuant to a report or a schedule filed with, or furnished to, the SEC pursuant to the Exchange Act; and/or
(ii)on the Company’s internet site.
(h)The mailing or publication date and the record date and/or date of the meeting (as applicable) shall be counted among the days comprising any notice period under the Companies Law and the regulations thereunder.
(i)To the extent permitted by the Companies Law or any regulations promulgated thereunder, the Company will not be required to deliver notices of General Meetings to Shareholders who are registered in the Company’s Register of Shareholders, and to whom the Company would otherwise have been required to deliver such notices if not for this Article 71(i).

Amendment
72.Amendment.
Any amendment of these Articles shall require the approval of the General Meeting in accordance with these Articles.
Forum for Adjudication of Disputes
73.Forum for Adjudication of Disputes.
(a) Unless the Company consents in writing to the selection of an alternative forum, with respect to any causes of action arising under the U.S. Securities Act of 1933, as amended, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended; and (b) unless the Company consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Shareholders, or (iii) any action asserting a claim arising pursuant to any provision of these Articles, the Companies Law or the Securities Law. Any person or entity purchasing or otherwise acquiring or holding any interest in Shares of the Company shall be deemed to have notice of and consented to these provisions.

*    *    *

EXHIBIT B
FORM OF VOTING AGREEMENT
[Exhibit B to Preferred Shares Purchase Agreement]

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is made as of April 14, 2023, by and among Gal Krubiner, Yahav Yulzari and Avital Pardo (each, a “Voting Party”), and Pagaya Technologies Ltd., a company organized under the laws of Israel (the “Company”).
WHEREAS, the Company has entered into that certain Preferred Shares Purchase Agreement (the “Purchase Agreement”) on April 14, 2023 with certain investors named therein (each, an “Investor” and together, “Investors”); and
    WHEREAS, in connection with the transactions contemplated in the Purchase Agreement, the Company agreed to use commercially reasonable efforts to schedule and hold a special meeting of shareholders as promptly as reasonably practicable following execution of the Purchase Agreement to obtain shareholder approval of its Amended and Restated Articles of Association (the “Articles”) as required by the applicable Israeli law.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. As used herein, the term “Voting Shares” shall mean, taken together, all securities of the Company (a) beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares underlying unexercised options or warrants, but including any shares acquired upon exercise of such options or warrants) (“Beneficially Owns”, “Beneficially Owned” or “Beneficial Ownership”) by a Voting Party, or (b) which a Voting Party has the right to vote (whether pursuant to an outstanding power of attorney, a trust or otherwise).
2.Representations and Warranties of Voting Party. Each Voting Party hereby represents and warrants to the Company with respect to such Voting Party as follows:
(a)Voting Shares. The Voting Shares held by the Voting Party as of the date hereof are listed on Annex A hereto. Except as listed on Annex A, as of the date hereof, the Voting Party does not have Beneficial Ownership of any other securities of the Company.
(b)No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any governmental entity on the part of the Voting Party is required in connection with the execution, delivery and performance of this Agreement.
(c)No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the Voting Party’s compliance with the terms hereof and performance of its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Voting Party or to the Voting Party’s property or assets (including the Voting Shares) that would be expected to prevent Voting Party from fulfilling its obligations under this Agreement.
(d)Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence, the Voting Party Beneficially Owns its Voting Shares free and clear of all liens The Voting Party does not Beneficially Own any Voting Shares or any options, warrants or other rights to acquire any additional Voting Shares or ordinary shares of the Company or any security exercisable for or convertible into Voting Shares or ordinary shares of the Company, other than as set forth on Annex A hereto.
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(e)No Litigation. There is no legal proceeding pending against or, to the knowledge of the Voting Party, threatened against, the Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of the Voting Party to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.
(f)Sophistication. The Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Purchase Agreement and has independently and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon the Company or any of its affiliates or any of the respective representatives of the foregoing. Voting Party acknowledges that the agreements contained herein with respect to the Voting Shares Beneficially Owned by the Voting Party are irrevocable.
3.Agreement to Vote Shares; Irrevocable Proxy; Further Assurances.
(a)During the term of this Agreement, each Voting Party shall, at any meeting of the shareholders of the Company at which the matters described in clauses (i) and (ii) below are considered and at every adjournment or postponement thereof, (x) appear at such meeting or otherwise cause the Voting Shares that the Voting Party Beneficially Owns to be counted as present thereat for the purpose of establishing a quorum and (y) vote or cause to be voted the Voting Shares that the Voting Party Beneficially Owns, in each case to the extent such Voting Shares are entitled to vote thereon pursuant to the Company’s governing documents: (i) in favor of (A) the adoption of Articles, and (B) any other matter reasonably necessary to the consummation of the transactions contemplated in the Purchase Agreement and considered and voted upon by the shareholders of the Company; and (ii) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transactions contemplated by the Purchase Agreement.
(b)Each Voting Party hereby appoints Richmond Glasgow and Michael Kurlander, and any designee of either of them, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a) hereof. This proxy and power of attorney is given to secure the performance of the duties of the Voting Party under this Agreement. Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Voting Party shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Voting Shares. The power of attorney granted by each Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of the Voting Party. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
(c)From time to time, at the request of the Company, each Voting Party shall take all such further actions, as may be necessary or appropriate to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement.
4.No Voting Trusts or Other Arrangement. Each Voting Party agrees that, during the term of this Agreement, the Voting Party will not, and will not permit any entity under its control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares except as contemplated in this Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.
5.Certain Covenants of Voting Party; Transfer and Encumbrance. Each Voting Party agrees that, during the term of this Agreement, such Voting Party will not, (a) directly or indirectly, transfer (including by operation of law), sell, or otherwise dispose of or encumber (“Transfer”) any of the Voting Party’s Voting Shares, or consent to, a Transfer of any of the Voting Party’s Voting Shares or the Voting Party’s voting or economic interest therein, (b) publicly announce any intention to effect any transaction
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specified in clause (a), or (c) knowingly take any action that would make any representation or warranty of the Voting Party contained herein untrue or inaccurate, or have the effect of preventing or disabling Voting Party from performing its obligations under this Agreement. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of Voting Shares by the Voting Party to any affiliate of the Voting Party, the Company, any directors, officers or employees of the Company and their respective nominees; provided, however, that in each case, the applicable transferee enters into a written joinder to this Agreement in form and substance reasonably acceptable to the Company by which such applicable transferee agrees to be bound by this Agreement. Notwithstanding the foregoing, a pledge of the Voting Shares by a Voting Party that creates a mere security interest in such Voting Shares pursuant to a bona fide loan or indebtedness transaction or a transfer shall not constitute a Transfer within the meaning of this Agreement for so long as such Voting Party continues to exercise the exclusive power to vote or direct the voting of such Voting Shares by proxy, voting agreement or otherwise, over such pledged or transferred Voting Shares.
6.Termination. This Agreement shall automatically terminate upon the date on which the Purchase Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination and the provisions of Sections 8-11 shall survive any termination of this Agreement.
7.No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a shareholder of the Company and/or as an existing proxy or attorney-in-fact with respect to any Voting Shares. Each Voting Party makes no agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any affiliate, partner or employee of the Voting Party) as a director or officer of the Company or any of its subsidiaries (if any affiliate, partner or employee of the Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any affiliate, partner or employee of the Voting Party) in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in the Voting Party’s capacity (or in the capacity of any affiliate, partner or employee of the Voting Party) as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any affiliate, partner or employee of the Voting Party) from exercising, in his or her capacity as a director or officer of the Company, his or her fiduciary duties as an officer or director to the Company or its subsidiaries.
8.Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the closing of the transactions contemplated in the Purchase Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties agree that each party shall be entitled to specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each party hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.
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9.Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
10.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) business day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email during normal business hours (and otherwise as of the immediately following business day)(provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) business day after the date mailed, by registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:
if to a Voting Party, to:
Pagaya Technologies Ltd.
90 Park Ave
New York, NY 10016
Attention:    Richmond Glasgow
Email:    *@pagaya-inv.com
    *@pagaya.com
if to the Company, to:
Pagaya Technologies Ltd.
90 Park Ave
New York, NY 10016
Attention:    Gal Krubiner
    Richmond Glasgow
Email:    *@pagaya-inv.com
    *@pagaya.com
with a copy to (which shall not constitute notice):
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attention: Natalie Karam, Esq.
John T. McKenna, Esq.
Eric C. Jensen, Esq.
Email:      nkaram@cooley.com
jmckenna@cooley.com
ejensen@cooley.com
Goldfarb Gross Seligman & Co.
98 Yigal Alon Street
Tel Aviv
6789141
Israel
Attention:    Aaron M. Lampert
Email:    aaron.lampert@goldfarb.com

For purpose of this Agreement, “business day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or Tel-Aviv, Israel are authorized or required by legal requirements to close.
11.Miscellaneous.
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(a)Governing Law; Jurisdiction; WAIVER OF TRIAL BY JURY. (i) This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof to the extent such principles would result in the laws of another jurisdiction being applicable.
        (ii) Each party irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that the such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement and the consummation of the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party waives, and shall not assert as a defense in any legal dispute, that: (A) such party is not personally subject to the jurisdiction of the above named courts for any reason; (B) such legal proceeding may not be brought or is not maintainable in such court; (C) such party’s property is exempt or immune from execution; (D) such legal proceeding is brought in an inconvenient forum; or (E) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11. Notwithstanding the foregoing in this Section 11(a)(ii), any party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
        (iii) TO THE EXTENT NOT PROHIBITED BY ANY APPLICABLE LEGAL REQUIREMENT THAT CANNOT BE WAIVED, EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
(b)Amendment. Subject to Section 11(g) below, this Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties. No modification, termination, rescission, discharge, or cancellation of this Agreement shall be effective unless in writing signed by the party against whom it is sought to be enforced, or shall affect the right of any party to enforce any claim or right hereunder, whether or not liquidated, where circumstances giving rise to such claim or right occurred prior to the date of such modification, termination, rescission, discharge, or cancellation.
(c)Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future legal requirement: (a) such provision will be fully severable; (b) this Agreement will be construed
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and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
(d)Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.
(e)Titles and Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(f)Assignment. Other than Transfers by a Voting Party permitted pursuant to Section 5, and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11(f), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.
(g)The Company and each Voting Party acknowledge that each of the Investors is a third-party beneficiary of this Agreement and neither the Company nor any Voting Party shall amend or terminate this Agreement without the prior written consent of the Investors.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
VOTING PARTIES:

Gal Krubiner

Yahav Yulzari

Avital Pardo

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.
COMPANY:
PAGAYA TECHNOLOGIES LTD.
By:
Name:
Title:
By:
Name:
Title:

[Signature Page to Voting Agreement]

ANNEX A

Name of Voting Party	Class A Ordinary Shares	Class A %*	Class B Ordinary Shares**	Class B %*	% of Total Voting Power
Gal Krubiner	5,873,719	1.11%	55,070,092	31.48%	24.43%
Yahav Yulzari	5,876,394	1.11%	55,070,092	31.48%	24.43%
Avital Pardo	7,877,360	1.49%	64,794,208	37.04%	28.78%
Total				100%	77.64%

* The calculation of the percentage of beneficial ownership is based on 529,168,740 outstanding Class A Ordinary Shares of the Company, no par value, and 174,934,392 outstanding Class B Ordinary Shares of the Company, no par value, as of the date of this Agreement.
** Does not include any options held by such Voting Party to acquire Class B Ordinary Shares.